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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Janus Capital Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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March 12, 2014

Dear Shareholder:

We cordially invite you to attend the 2014 Annual Meeting of Shareholders ("Annual Meeting") of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, Thursday, April 24, 2014, at 10:00 a.m. local time in Denver.

At the Annual Meeting, you will be asked to vote on proposals to (i) elect ten directors named in the accompanying Proxy Statement; (ii) ratify the appointment of our independent auditor; (iii) approve, by non-binding vote, executive compensation (say on pay vote); and (iv) consider other business as may properly come before the meeting.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before March 12, 2014, a Notice of Internet Availability of Proxy Materials ("Notice") to our shareholders of record and beneficial owners as of the close of business on February 28, 2014, the record date for the Annual Meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on the following websites: www.proxyvote.com and at ir.janus.com in the "Documents" subsection under "SEC Filings."

The Notice will also identify (i) the date, time and location of the Annual Meeting; (ii) the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to such matters; (iii) a toll-free telephone number, an email address and a website where shareholders can request a paper or e-mail copy of the Proxy Statement and a form of proxy relating to the Annual Meeting; (iv) information about how to access and vote the form of proxy; and (v) information about how to obtain directions to attend the Annual Meeting and vote in person. These proxy materials will be available free of charge.

Your vote is important.    We encourage you to access and read the proxy materials and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

Sincerely,

Glenn S. Schafer
 Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

PROXY STATEMENT

This Proxy Statement, which was available to shareholders as of March 12, 2014, is being provided in connection with the solicitation of proxies by the Board of Directors of Janus Capital Group Inc. ("Board" or "Board of Directors") for the 2014 Annual Meeting of Shareholders ("Annual Meeting") to be held on Thursday, April 24, 2014, at 10:00 a.m., local time in Denver, Colorado. In this Proxy Statement, we may refer to Janus Capital Group Inc. as the "Company," "Janus," "we," "us" or "our."

Important Notice Regarding the Availability of Proxy Material

In accordance with rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this Proxy Statement, to our shareholders over the Internet. If you have received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before March 12, 2014.

Voting Information

  Stockholders Entitled to Vote

Holders of the Company's common stock, par value $0.01 per share ("common stock"), at the close of business on February 28, 2014 ("Record Date") are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. On the Record Date, 190,925,479 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

  Proposals You May Vote On

Voting Matters	Board Vote Recommendation	Page Reference (for more details)
Election of ten directors	FOR EACH DIRECTOR NOMINEE	5
Ratification of Deloitte & Touche LLP as independent auditor for 2014	FOR	23
Advisory vote to approve the Company's 2013 executive compensation	FOR	68
Transact other business that properly comes before the meeting	N/A	N/A

   Votes Required to Conduct Business at the Annual Meeting

In order to take any action at the Annual Meeting, a majority of the Company's outstanding shares of Company common stock as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. This is called a quorum.

The voting results will be tallied by the Inspectors of Election, Broadridge Financial Solutions, Inc. and two members of management, and reported on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

  Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Richard M. Weil, our Chief Executive Officer, and Mr. Bruce Koepfgen, our President, as the management proxy holders for the Annual Meeting. Your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card that you properly execute and submit. For stockholders who return their proxy card without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

  •
  FOR the election of each director nominee;

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  FOR the ratification of Deloitte & Touche LLP ("Deloitte") as independent auditor for 2014; and

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  FOR the advisory vote to approve the Company's 2013 executive compensation.

All of the matters we knew about as of the Record Date to be brought before the Annual Meeting are described in this Proxy Statement. If any other matters come before the Annual Meeting to be voted on, the management proxy holders will vote, act, and consent on those matters in their discretion.

  Votes Required for Each Proposal

  Broker Non-Votes

A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under the current rules for the New York Stock Exchange ("NYSE"), brokers have discretionary authority to vote on "routine" matters, which includes the ratification of Deloitte as the Company's independent auditor for 2014. Brokers do not have discretionary authority to vote on "non-routine" proposals, including the election of directors and advisory vote to approve the Company's 2013 executive compensation.

  Voting Requirements

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each of the other proposals and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of "Broker Non-Votes"
Election of ten directors	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee (see "— Majority Voting Policy" below for more information)	No effect	No effect
Ratification of Deloitte & Touche LLP as independent auditor for 2014	For, against or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	Brokers have discretion to vote
Advisory vote to approve the Company's 2013 executive compensation	For, against or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	No effect

  Majority Voting Policy

If a current director does not receive a majority of the votes cast, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision within 90 days from the date of the certification of the election results.

  How to Vote

As described in the Notice, you may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.

  Voting by Proxy

If you hold shares of common stock in your name as a holder of record ("registered shareholder"), you can vote your shares by one of the following methods:

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  By Internet – You may submit a proxy electronically via the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 23, 2014. Please have your proxy card or Notice in hand when you log on to the website.

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  By Telephone – You may submit a proxy by telephone, toll-free at 1-800-690-6903 until 11:59 p.m. EDT on April 23, 2014. Please have your proxy card or Notice in hand when you call.

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  By Mail – You may request a paper proxy card in accordance with the instructions contained in the Notice and then completing, signing and dating the proxy card and returning it so that it is received by 11:59 p.m. EDT on April 23, 2014.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the registered shareholder. As the beneficial owner, you have the right to direct your broker, bank or other registered shareholder on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

  Voting at the Annual Meeting

Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you decide to do so. If you wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and bring it to the Annual Meeting to vote in person at the Annual Meeting. Directions to the Annual Meeting from Denver International Airport are as follows:

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  Take Pena Boulevard to I-70 westbound.

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  Take the Colorado Boulevard exit (Exit 276B).

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  Turn left (south) onto Colorado Boulevard.

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  Turn right (west) onto East 1st Avenue.

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  Turn right (north) onto Clayton Lane; go 1/2 block to the JW Marriott at 150 Clayton Lane.

  Revoking Your Proxy

If you are a registered shareholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

  •
  delivering a written notice of revocation to the General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206 by 5:00 p.m. Denver time on April 23, 2014;

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  completing, signing, and timely submitting a new proxy card with a later date;

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  timely submitting a proxy with new voting instructions using the telephone or Internet voting system; or

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  voting in person at the Annual Meeting (merely attending the Annual Meeting will not revoke your proxy).

  Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

  Attendance at the Annual Meeting

You will need proof of ownership to enter the Annual Meeting. If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof, such as a bank or brokerage account statement, of your ownership of Janus common stock as of the Record Date to be admitted to the Annual Meeting.

At the Annual Meeting, representatives of Janus will also confirm your shareholder status. You must present a form of personal identification to be admitted to the Annual Meeting. NO CAMERAS,

RECORDING EQUIPMENT, ELECTRONIC DEVICES, BAGS, BRIEFCASES, PACKAGES OR SIMILAR ITEMS WILL BE PERMITTED AT THE ANNUAL MEETING.

   Special Instructions Apply for Employee Plan Shares

Each participant in the Employee Stock Ownership Plan ("ESOP") of Janus and the ESOP of Kansas City Southern ("KCS") (which was merged into the KCS 401(k) plan on December 31, 2012) may instruct the trustee of these plans on how to vote the shares of Janus common stock held on behalf of the participant. The trustee of each plan must receive your voting instructions for the common stock allocated to your ESOP account before April 22, 2014. If the trustee for the Janus ESOP or the KCS 401(k) plan does not receive your voting instructions before April 22, 2014, it will vote those shares, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the voting instructions that it receives from other Janus ESOP or KCS 401(k) plan account holders (as applicable). You may vote your shares (i) over the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 21, 2014; (ii) by telephone, toll-free at 1-800-690-6903 until 11:59 p.m. EDT on April 21, 2014; or (iii) by requesting a paper proxy card from Janus in accordance with the instructions contained in the Notice and completing, signing, and dating the proxy card and returning it so that it is received by April 21, 2014.

On February 28, 2014, there were 1,530,346 outstanding Janus shares in the Janus ESOP and 241,876 outstanding Janus shares in the KCS ESOP.

Cost of Proxy Solicitation

We will pay the expenses of preparing the Notice and other proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees (who will receive no additional compensation for soliciting), and Georgeson Inc., our proxy solicitation agent, may solicit your proxy by telephone or other means. We will pay Georgeson Inc. a fee of $12,000 plus expenses and will reimburse brokers for costs they incur in mailing the Notice and any other proxy materials.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently has 11 directors. Effective upon the retirement of Paul Balser on April 23, 2014, the Board will be reduced to ten members with no vacancies.

  Information about Director Nominees

The director nominees, Timothy K. Armour, G. Andrew Cox, Jeffrey J. Diermeier, Eugene Flood, Jr., J. Richard Fredericks, Deborah R. Gatzek, Seiji Inagaki, Lawrence E. Kochard, Glenn S. Schafer, and Richard M. Weil are nominated for election as directors of the Company for one-year terms and, if elected, will hold office until the 2015 annual shareholders meeting or until their successors are elected and qualify. The director nominees are all current directors of the Company. Mr. Flood was appointed to the Board on January 21, 2014. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the director nominees will be unable to stand for election, but if that were to happen, the Board of Directors may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies cast for the original director candidate will be cast for the substituted candidate. Ages shown below are as of April 24, 2014.

Director	Skills and Qualifications
Timothy K. Armour, 65	In determining that Mr. Armour should serve as a director of the Company, the Board of Directors identified Mr. Armour's extensive experience related to mutual fund and other asset management companies, domestic and international distribution channels, the evaluation of investment products and investment performance, and his experience as an executive officer at Morningstar and Stein Roe & Farnham.

Company
• Director of the Company since March 2008
• Served as Interim Chief Executive Officer of the Company from July 2009 to February 2010
Other current experience
• Director of AARP Services Inc. (a non-profit organization for retirees)
• Independent chairman of AQR Funds' board of trustees (a mutual fund investment company)
Previous experience
• Director of ETF Securities (a private issuer of exchange traded funds and commodities)

•

Managing Director of Morningstar Inc. from 2000 until his retirement in March 2008 (Morningstar provides investment research, including stock and fund analysis, reports and tools as well as company, investing and financial news)

• President of Morningstar Inc. from 1999 to 2000 and Chief Operating Officer from 1998 to 1999
• President of the Mutual Funds Division of Stein Roe & Farnham, Incorporated from 1992 to 1998

Director	Skills and Qualifications
G. Andrew Cox, 70	In determining that Mr. Cox should serve as a director of the Company, the Board of Directors identified Mr. Cox's extensive investment management, mutual fund and investment adviser experience as a senior member of the investment teams for Founders Family, Berger Associates and Montgomery Partners, and his general executive management experience as a senior executive officer at Founders Family.

Company
• Director of the Company since October 2002
Previous experience
• Vice President of investments and portfolio manager at Founders Family of Mutual Funds from 1976 to 1988
• Portfolio and security analyst for Berger Associates from 1972 to 1976
• Director of Montgomery Partners and Trustee of The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III from 1989 to 2004
• Visiting professor at the Daniels College of Business, University of Denver from 1999 to 2011
• Adjunct professor at the Daniels College of Business, University of Denver from 1995 to 1999
Other
• Treasurer and member of the board of directors for the Rocky Mountain Children's Choir
• Served on the boards of several non-profit organizations

Director	Skills and Qualifications
Jeffrey J. Diermeier, 61	In determining that Mr. Diermeier should serve as a director of the Company, the Board of Directors identified Mr. Diermeier's extensive oversight experience related to financial reporting and corporate governance standards as a trustee of the Board of the Financial Accounting Foundation, CFA Institute experience, mutual fund and investment adviser oversight experience while at UBS, corporate oversight as a member of several boards of directors and committees, and his general executive management experience at UBS.

Company
• Director of the Company since March 2008
Other current experience
• Director of the University of Wisconsin Foundation (a non-profit fundraising and endowment management organization) and former chairman of its investment committee
• Co-owner and Chairman of L.B. White Company (a heating equipment manufacturer) since 2010
• Director of Adams Street Partners (a private equity firm) since January 2011
• Trustee of the Board of the Financial Accounting Foundation (oversees the Financial Accounting Standards Board and the Government Accounting Standards Board) since January 2009
• Chairman of the trustees of the Board of the Financial Accounting Foundation since November 2012
Previous experience
• President and Chief Executive Officer of the CFA Institute (a non-profit educational organization for investment professionals) from 2005 to January 2009
• Advisory board member of Stairway Partners, LLC (a registered investment adviser) from March 2005 to December 2012 and currently a minority owner

Director	Skills and Qualifications
Eugene Flood, Jr., 58	In determining that Mr. Flood should serve as a director of the Company, the Board of Directors identified Mr. Flood's extensive investment management, mutual fund and investment adviser experience as a trustee for CREF and TIAA-CREF, his senior management experience with Smith Breeden Associates and Morgan Stanley, and his economic-focused academic background.

Company
• Director of the Company since January 2014
Other current experience
• Director of The Foundation for the Carolinas, a non-profit group since 2012
• Ph.D. in Economics from the Massachusetts Institute of Technology
Previous experience
• Executive Vice President of TIAA-CREF from 2011 until his retirement in 2012
• CREF board of trustees and TIAA-CREF's mutual fund board of trustees for seven years, chairing the investment committee
• Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer for 12 years
• A range of trading and investment positions with Morgan Stanley from 1987 to 1999
• Assistant Professor of Finance at Stanford Business School from 1982 to 1987

Director	Skills and Qualifications
J. Richard Fredericks, 68	In determining that Mr. Fredericks should serve as a director of the Company, the Board of Directors identified Mr. Fredericks' extensive investment management, security analyst, and investment banking experience and his corporate oversight experience as a member of several boards of directors.

Company
• Director of the Company since October 2006
Other current experience
• Managing Director of the money management firm Main Management LLC
• Director of Cadence Bancorp LLC (a bank holding company formerly known as Community Bancorp LLC)
• Advisory Board Member of Chambers & Chambers Wine Merchants, LLC (an importer and distributor of fine wines)
• Director on the boards of several non-profit organizations
Previous experience
• International advisory board member of Komatsu Ltd. from 2003 to 2005
• Banc of America Securities (formerly Montgomery Securities), initially as a partner and later as Senior Managing Director, from 1977 to 1999
• U.S. Ambassador to both Switzerland and Liechtenstein from 1999 to 2001
• Director of Chiron Corporation until it was acquired by Novartis International AG from February 2003 to April 2006

Director	Skills and Qualifications
Deborah R. Gatzek, 65	In determining that Ms. Gatzek should serve as a director of the Company, the Board of Directors identified Ms. Gatzek's extensive experience in mutual fund, broker dealer, investment adviser, and corporate governance matters in her roles as the chief legal adviser at ING Americas and Franklin Resources; as a partner at Stradley, Ronan, Stevens & Young; and as special counsel for the SEC. The Board of Directors also considered her legal, academic, and general executive management experiences in senior and executive positions at ING Americas; Franklin Resources; and Stradley, Ronan, Stevens & Young. Ms. Gatzek's experience with public company filings, business practices, and strategies also benefits the Board.

Company
• Director of the Company since March 2004
Other current experience
• Securities law attorney and serves on the boards of three non-profit organizations
Previous experience
• Chief Counsel to the Mutual Fund and Broker Dealer subsidiaries of ING Americas (an investment management firm) from 2001 to 2003
• Partner at the law firm of Stradley, Ronan, Stevens & Young from 2000 to 2001
• Senior Vice President and General Counsel of Franklin Resources, Inc. (an investment management firm) from 1983 through 1999
• Special counsel for the SEC and regional counsel for FINRA

Director	Skills and Qualifications
Seiji Inagaki, 50	In determining that Mr. Inagaki should serve as a director of the Company, the Board of Directors identified Mr. Inagaki's extensive experience in the financial service industry outside of the U.S., his specific roles supporting securities research and investments, risk management, asset management and corporate planning at Dai-Ichi Life and his role as Vice Chair of the Economic Policy Committee for the OECD.

Company

•

Director of the Company since January 2013. Mr. Inagaki was appointed director on January 22, 2013 after being designated by Dai-Ichi Life Insurance Company, Limited ("Dai-Ichi Life") as its representative for appointment to the Company's Board. This right was granted to Dai-Ichi Life as a result of the Investment and Strategic Cooperation Agreement (the "Agreement") between Dai-Ichi Life and the Company. In accordance with the Agreement, Dai-Ichi Life was granted the right to designate a representative for appointment to the Company's Board after it acquired at least 15% of the issued and outstanding shares of the Company's stock, with such right continuing as long as Dai-Ichi Life maintains ownership of at least 15% of the issued and outstanding shares of the Company's common stock or until the right is otherwise terminated in accordance with the terms of the Agreement. Before his appointment to the Board, the Nominating Committee met with Mr. Inagaki, reviewed his background and business experience and determined that Mr. Inagaki possessed the membership criteria for non-employee directors as set forth in the Governance Guidelines.

Other current experience

•

Joined the Dai-Ichi Mutual Life Insurance Company, the predecessor of Dai-Ichi Life in April 1986, supporting numerous key areas related to securities research and investments, risk management, investment planning, and corporate planning

•

Executive Officer of Dai-Ichi Life since April 2012, oversight of Dai-Ichi Life's Corporate Planning Department and Co-Head of Dai-Ichi Life's Banc Assurance and Asset Management Business Unit since from April 2013 until March 2014 (will become Dai-Ichi Life's Head of Group Management Strategy Unit in April 2014)

• Member of The Business and Industry Advisory Committee to the Organisation for Economic Co-operation and Development (OECD), serving as Vice Chair of the Economic Policy Committee

Director	Skills and Qualifications
Lawrence E. Kochard, 57	In determining that Mr. Kochard should serve as a director of the Company, the Board of Directors identified Mr. Kochard's extensive experience related to investment management, investment adviser oversight, general executive management and his economic focused academic background while a senior executive officer on the investment teams of University of Virginia, Georgetown University, Virginia Retirement System, Fannie Mae and The Goldman Sachs Group.

Company
• Director of the Company since March 2008
Other current experience
• Chief Executive Officer of the University of Virginia Investment Management Company
• Member of the Investment Advisory Committee of the Virginia Retirement System since March 2011
• Ph.D. in Economics from the University of Virginia
Previous experience
• Chairman of the College of William & Mary Investment Committee from October 2005 to October 2011
• Chief Investment Officer for Georgetown University from 2004 to 2010
• Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System from 2001 to 2004
• Assistant Professor of Finance at the McIntire School of Commerce at the University of Virginia from 1999 to 2001
• Financial analysis and planning, corporate finance and capital markets roles with DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc.
• Chartered Financial Analyst designation

Director	Skills and Qualifications
Glenn S. Schafer, 64	In determining that Mr. Schafer should serve as a director of the Company, the Board of Directors identified Mr. Schafer's extensive accounting and financial experience as a former Chief Financial Officer at Pacific Life, investment and capital management experience as a senior executive and board member of Pacific Life, corporate oversight experience as a member of several boards of directors and committees, and general executive management experience as a senior executive and board member of Pacific Life.

Company
• Director of the Company since December 2007
• Chairman of the Board of Directors since April 27, 2012
Other current experience
• Director of Skilled Healthcare Group, Inc. (a holding company with subsidiaries that operate nursing and assisted living facilities)
• Director of the Michigan State University Foundation (a non-profit fundraising corporation)
• Director of GeoOptics LLC (a weather satellite manufacturer)
Previous experience
• Vice Chairman of Pacific Life Insurance Company from April 2005 until his retirement in December 2005
• Member of Pacific Life Insurance Company's board of directors and President of Pacific Life from 1995 to 2005
• Executive Vice President and Chief Financial Officer of Pacific Life from 1991 to 1995
• Board of directors for Scottish Re Group from 2006 to 2007

Director	Skills and Qualifications
Richard M. Weil, 50	In determining that Mr. Weil should serve as a director of the Company, the Board of Directors believes that the CEO of the Company should be a member of the Board of Directors and identified Mr. Weil's extensive business and legal experience in the investment management industry; his general executive management experience as a senior executive officer at PIMCO; and as a lawyer at Simpson Thacher & Bartlett LLP. The Board of Directors also considered his extensive experience in the development and oversight of global company operations.

Company
• Chief Executive Officer ("CEO") and a director of the Company since February 2010
• Member of the Company's executive committee
• Member of the Board of Directors of the Company's subsidiaries, INTECH Investment Management LLC ("INTECH") and Perkins Investment Management LLC ("Perkins")
Previous experience
• Global head of Pacific Investment Management Company LLC ("PIMCO") Advisory (an investment management firm) from February 2009 until joining Janus in February 2010
• Member of the board of trustees for the PIMCO funds from February 2009 to February 2010
• PIMCO's Chief Operating Officer from 2000 to 2009, during which time he:
• led the development of PIMCO's global business;
• founded PIMCO's German operations;
• was responsible for PIMCO's operations, technology, fund administration, finance, human resources, legal, compliance, and distribution functions; and
• managed PIMCO's non-U.S. offices
• served on PIMCO's executive committee
• General counsel for PIMCO Advisors LP from January 1999 to August 2000
• Bankers Trust Global Asset Management from 1994 to 1995 in their hedge fund business
• Attorney with the law firm Simpson Thacher & Bartlett LLP in New York from September 1989 to 1994
• Member of Security Industry and Financial Markets Association's ("SIFMA") board of directors and chaired the SIFMA asset management industry group until 2010

  Vote Required for Approval

For a nominee to be elected, the number of shares voted "for" the nominee must exceed the number of shares voted "against" the nominee. Abstentions and broker non-votes, if any, have no effect on this proposal.

The Board of Directors recommends a vote "FOR" the election of each of the above nominees.

  Retiring and Retired Directors

Paul Balser, age 72, has been a director of the Company since June 2000. Mr. Balser will retire from the Board on April 23, 2014.

Jock Patton, age 66, a director of the Company since March 2007, retired from the Board of Directors on April 24, 2013.

Corporate Governance

  Board Leadership Structure

Mr. Schafer, an independent director, currently serves as Chairman of the Board of Directors. Mr. Weil serves as our CEO. The separation of the roles of Chairman and CEO has been in place since January 2006. We believe this structure positions our CEO as the leader of the Company and provides strong leadership for the Board by its Chairman. We also believe that the current Board leadership structure is appropriate given the industry-specific responsibilities of our CEO, which have increased as a result of the current economic and regulatory climate. However, we recognize that a different board leadership structure may be appropriate under different business circumstances.

The Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this annual process, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its shareholders.

  Board of Directors Independence Determination

The Board of Directors has established criteria for determining if a director is independent from management. These criteria, which are specified in our Corporate Governance Guidelines ("Governance Guidelines") and are available on the Company's website at ir.janus.com in the "Governance Documents" section, incorporate the director independence criteria contained in the NYSE Listing Standards. In determining the independence of the directors, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company. Based on that review and the Company's independence criteria, the Board affirmatively determined that all directors are independent directors except for Mr. Weil, our CEO. One independent director, Paul Balser, will retire from the Board on April 23, 2014. A number of the independent Board members are currently serving or have served as members of senior management or directors of other public companies. In addition, all members of the Audit, Compensation, Nominating and Corporate Governance, and Planning and Strategy committees are independent.

  Director Nomination Process and Diversity

We believe that in order for the Board to effectively guide Janus to sustained, long-term success, it must be composed of individuals with sophistication and experience in the many disciplines that impact our business. We sell our products to retail intermediary, institutional and international clients. To best serve these clients and our shareholders, we seek to ensure that the Board consists of directors who are highly sophisticated in, among other disciplines, domestic and international investment and asset management, finance, economic policy, and the legal and accounting regulations that impact our business. We also believe that the Board should include directors with experience managing, overseeing or advising comparable companies in our industry at the chief executive officer and/or the director level.

The Nominating and Corporate Governance Committee ("Nominating Committee") does not have a formal ongoing process for identifying and evaluating director nominees; however, when vacancies on the Board are expected, or a need for a particular expertise has been identified, the Nominating Committee in the past has engaged search firms to assist it in identifying director candidates. The Nominating Committee ensures that each director nominee satisfies at least the criteria set forth in the Governance Guidelines. The Nominating Committee considers and evaluates the individual background and qualifications of each director nominee and the extent to which such background and qualifications might benefit the Company based on the size and composition of the Board of Directors at the time. In identifying director nominees, the Nominating Committee seeks talented and experienced candidates with professional backgrounds who support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole.

We believe that the current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes will strengthen the Board's ability to serve shareholders because of experience and expertise. Although the Board does not currently have a policy specifically addressing director diversity, the Nominating Committee, guided by the Nominating Committee's charter, generally assesses and considers the diversity of the Board and the effectiveness of its diversity prior to nominating any additional board candidates.

The Nominating Committee also evaluates the current composition of the Board and reviews each Board member's and any Board candidate's experiences and professional background that may impact our business, including domestic and international investment and asset management, finance, economic policy, legal and accounting regulations, and management oversight at the CEO and/or director level.

The Nominating Committee will consider director nominees recommended by shareholders under the same procedure used for considering director nominees recommended by management or other directors. See "Shareholder Proposals for the 2015 Annual Meeting" on page 70 for more information regarding shareholder recommendations for director nominees.

  Board of Directors Meetings and Committees

Including in-person and telephonic meetings, the Board of Directors met eight times in 2013. Each director attended at least 75 percent of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board's committees are described below.

  Nominating Committee

The Nominating Committee consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Nominating Committee are Deborah R. Gatzek, Timothy K. Armour, G. Andrew Cox, and Eugene Flood, Jr., each of whom is independent under the standards established by the Board and the NYSE. Ms. Gatzek is Chairman of the Nominating Committee. Mr. Flood was appointed to the Nominating Committee on January 21, 2014. The Nominating Committee assists the

Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices.

The functions performed by the Nominating Committee include:

  •
  identifying individuals qualified to become Board members and recommending the director nominees to the Board;

  •
  reviewing the qualifications and independence of the members of the Board and various committees on a regular, periodic basis;

  •
  recommending to the Board corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that such guidelines and the Nominating Committee's charter remain consistent with sound corporate governance practices and legal, regulatory, and NYSE Listing Standards; and

  •
  leading the Board in the annual review of the Board's performance.

The Nominating Committee met seven times during the 2013 fiscal year including executive sessions without management. The Nominating Committee operates pursuant to a written charter that was adopted by the Board and is available on the Company's website at ir.janus.com in the "Governance Documents" section.

  Audit Committee

The Audit Committee consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Audit Committee are Jeffrey J. Diermeier, Paul F. Balser, J. Richard Fredericks, and Deborah R. Gatzek, each of whom is independent under the standards established by the Board and the NYSE. Mr. Diermeier is Chairman of the Audit Committee. In connection with his retirement, Paul Balser will step down as a member of the Audit Committee on April 23, 2014.

The Audit Committee assists the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the Company's internal audit function and independent auditors;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the Company's system of disclosure controls and system of internal controls over financial reporting; and

  •
  the Company's risk management process.

The Audit Committee has the authority to select, retain, and terminate when appropriate, the Company's independent auditor. The Audit Committee may, in its discretion, seek a non-binding advisory vote of the Company's shareholders for the ratification of the appointment of the Company's independent auditor. The Audit Committee is responsible for setting the independent auditor's compensation and overseeing the work of the independent auditor. It also approves all audit services and all permitted non-audit services to be provided by the independent auditor. The Audit Committee oversees the resolution of any disagreements between management and the independent auditor.

The Board has determined that each member of the Audit Committee meets the accounting or related financial management expertise requirements of the NYSE and that Ms. Gatzek and Messrs. Diermeier, Fredericks, and Balser qualify as "audit committee financial experts" under applicable SEC regulations. No member of the Audit Committee serves on an audit committee of more than two public companies in addition to Janus.

The Audit Committee met nine times in 2013, including executive sessions without management. The Audit Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Compensation Committee

The Compensation Committee consists of four directors appointed by the Board to serve one-year terms. The members of the Compensation Committee are Timothy K. Armour, G. Andrew Cox, Eugene Flood, Jr., and Lawrence E. Kochard, each of whom is independent under the standards established by the Board and the NYSE. Mr. Armour is Chairman of the Compensation Committee. Mr. Flood was appointed to the Compensation Committee on January 21, 2014.

The Compensation Committee determines the compensation of certain executive officers and reviews and approves the compensation policies recommended by management with respect to other employees. The Compensation Committee has the authority to:

  •
  determine all compensation and compensation plans for the senior executive officers;

  •
  oversee and administer the incentive compensation plans of the Company in accordance with the authority granted under such plans;

  •
  determine any incentive allowances to be made to officers and staff of the Company;

  •
  determine, subject to ratification by the majority of independent directors, the compensation package for non-employee directors; and

  •
  identify and monitor compensation-related risks.

The Compensation Committee met seven times during 2013 including executive sessions without management. The Compensation Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Planning and Strategy Committee

The Planning and Strategy Committee ("Strategy Committee") consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Strategy Committee are Paul F. Balser, Jeffrey J. Diermeier, J. Richard Fredericks, and Lawrence E. Kochard, each of whom is independent under the standards established by the Board of Directors and the NYSE. Mr. Balser is Chairman of the Strategy Committee. In connection with his retirement, Paul Balser will step down as a member and chair of the Strategy Committee on April 23, 2014.

The Strategy Committee is responsible for oversight related to:

  •
  the Company's five-year financial plan and capital structure, including debt and equity financing;

  •
  the Company's dividend and share buy-back programs; and

  •
  the Company's annual capital expenditure budget.

The Strategy Committee met four times during the 2013 fiscal year including executive sessions without management. The Strategy Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Risk Oversight

The Board of Directors is responsible for overseeing Janus' risk management process. The Board reviews management's processes for identifying and managing risks that face the Company, which may include the financial markets, the asset management industry as a whole, or Company-specific risks. Based on its periodic reviews, the Board seeks to ensure that management has a robust program for identifying and managing risks and, as appropriate, implementing risk mitigation strategies.

In addition, the Board of Directors focuses on, in its judgment, the most significant risks facing Janus and management's mitigation strategies, and evaluates whether these risks are consistent with the Board's judgment as to the appropriate balance of risk and business objectives. The Board will consider with management the various ways in which these risks can be controlled and monitored, as well as the expected benefits to the Company. The Board also considers particular risk management matters in connection with its general oversight and approval of corporate transactions, such as acquisitions and capital usage.

The Audit Committee assists the Board of Directors in the oversight of Janus' risk management process. Among other activities, the Audit Committee discusses Company policies with respect to risk assessment and risk management and monitors: (i) the Company's financial statements; (ii) the independent auditors independence and qualifications; (iii) the performance of the Company's internal and independent auditors; (iv) legal and regulatory compliance by the Company; and (v) the Company's system of disclosure controls and internal controls over financial reporting. The Audit Committee also reviews, with the assistance of management and counsel, legislative and regulatory developments that could materially affect the Company's compliance program and material contingent financial liabilities. In addition, the Audit Committee meets at least quarterly with, and receives regular reporting from, the Chief Compliance Officer, the Company's General Counsel, the Chief Accounting Officer, and the Chief Risk Officer. The Chief Risk Officer chairs the Global Risk Committee and the Investment Risk Committee. The Audit Committee reports regularly to the full Board.

The Compensation Committee, in consultation with the Board and management, reviews the material terms of the Company's compensation policies and programs for all employees, and identifies compensation-related risks that could have a material adverse impact on Janus as well as features of the Company's compensation programs that could encourage excessive risk-taking. Our current compensation programs and policies are discussed in more detail in the "Compensation Discussion and Analysis" section beginning on page 28.

We believe the risk management processes described above effectively address the risks facing the Company, our clients and our shareholders. The Board supports this approach.

  Governance Guidelines and Policies

Consistent with the Board's commitment to observing strong corporate governance practices, the Board has policies and procedures concerning compliance with SEC rules and NYSE Listing Standards. In connection therewith, the Board regularly reviews and periodically revises the Company's Governance Guidelines and committee charters, and periodically amends or adopts other related policies and practices. Our Governance Guidelines are available on our website at ir.janus.com in the "Governance Documents" section. These policies and procedures include the following:

  •
  At least a majority of the members of the Board must be independent. Currently, 91 percent are independent members and upon Mr. Balser's retirement on April 23, 2014, 90 percent will be independent members. All members of the Nominating, Audit, Compensation, and Strategy Committees must be independent.

  •
  The Board and each committee are required to undertake an annual self-evaluation.

  •
  No director may serve for more than fifteen years.

  •
  Directors must submit for the Board's consideration a letter of resignation the day before the next annual shareholders meeting after reaching the age of 72.

  •
  No director may serve on the board of directors of more than four public companies in addition to Janus.

  •
  No member of the Audit Committee may serve on the audit committee of more than two public companies in addition to Janus.

  •
  The Board considers the rotation of committee chairs after a chairperson has served for three successive years.

  •
  Stock options issued by the Company may not be re-priced without approval of our shareholders.

  •
  Each non-executive director who receives compensation from the Company for Board service is expected to accumulate, within three years from appointment, and maintain thereafter while serving as a Director, shares of Janus common stock with a value (based on the value of the shares at the time of acquisition) equal to $250,000. All of the non-employee directors who receive compensation from the Company for Board service currently satisfy this ownership guideline with the exception of Mr. Flood, who was appointed to the Board on January 21, 2014. Mr. Inagaki does not receive compensation from the Company for his service on the Board, and therefore is not expected to meet the ownership guideline.

  Officer Code and Corporate Code of Business Conduct

Our Officer Code of Ethics for the CEO and Senior Financial Officers (including our CEO, Chief Financial Officer ("CFO"), and Chief Accounting Officer) (the "Officer Code") and Corporate Code of Business Conduct for all employees are available on our website at ir.janus.com in the "Governance Documents" section. Any future amendments to or waivers of the Officer Code or the Corporate Code of Business Conduct will be disclosed on our website at ir.janus.com in the "Governance Documents" section.

  Executive Sessions of the Board of Directors

The independent members of the Board of Directors have executive sessions at all regularly scheduled Board meetings. The purpose of these sessions is to promote open discussion among independent directors and provide an opportunity for them to address concerns about the Company, as well as the performance of the Board itself. The Chairman of the Board typically oversees these executive sessions.

  Director Attendance at Annual Meeting of Shareholders

The Board of Directors encourages its members to attend each annual meeting of shareholders. All of the directors attended our 2013 annual shareholders meeting.

   Communications with the Board of Directors

Individuals desiring to communicate with the Board of Directors, the Chairman of the Board, the non-management directors as a group or any individual member of the Board should direct their communications to the attention of Glenn S. Schafer, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. All communications received, other than commercial solicitations or communications that are frivolous or deemed to be not relevant to corporate matters, will be forwarded to the Board or to the relevant Board member.

  Compensation Consultants to the Compensation Committee

The Compensation Committee charter provides that the Compensation Committee may retain compensation consultants to assist in its determination of CEO or other senior executive compensation. In the first half of 2013, the Compensation Committee used two independent compensation consultants, McLagan Partners, Inc. ("McLagan") and Semler Brossy Consulting Group, LLC ("Semler Brossy").

McLagan provided the Compensation Committee with market compensation data and pay trend information, primarily within the financial services industry, and assisted the Compensation Committee with analyses and recommendations related to Janus' various compensation programs. McLagan also provided Janus' Human Resources department with comparative compensation data that was used to evaluate and recommend compensation for certain employees. The vast majority of the services provided to our Human Resources department by McLagan consisted of published survey data. The Compensation Committee reviewed the published survey data that McLagan provided. Semler Brossy primarily assisted the Compensation Committee in evaluating the CEO's compensation arrangements and provided services solely to the Compensation Committee (and not to the Company).

In August 2013, the Committee appointed Aon Hewitt to replace Semler Brossy as its independent compensation consultant to assist in evaluating the CEO's compensation arrangements. Aon Hewitt provided services solely to the Compensation Committee (and not to the Company). (We may refer to McLagan and Aon Hewitt collectively as "Compensation Consultants".)

All three compensation consultants were engaged directly by the Compensation Committee and attended certain Compensation Committee meetings, as well as participated in discussions regarding executive compensation issues.

Based on the above information and other relevant factors, including the factors set forth under Rule 10C-1 of the Exchange Act, the Compensation Committee assessed the independence of the Compensation Consultants and concluded that no conflict of interest exists that would prevent each consultant from independently advising the Compensation Committee.

  Certain Relationships and Related Transactions

  Related Party Transaction Policy

Transactions between Janus and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our shareholders. Related parties may include members of the Board of Directors, Janus executives, significant shareholders, and immediate family members and affiliates of such persons.

Several provisions of our Corporate Code of Business Conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between Janus and related parties, including the following:

  •
  employees have a duty to act in the best interest of the Company and its shareholders at all times;

  •
  employees are to adhere to the highest standard of loyalty, candor, and care in all matters relating to our investors, shareholders, and the Company;

  •
  employees are to perform their duties while observing the Company's goals and objectives;

  •
  employees are to treat all customers, clients, suppliers, competitors, and employees with fairness and honesty; and

  •
  employees are required to disclose actual or potential conflicts, such as outside employment, ownership interests in firms seeking to do business with Janus or in a competitor of Janus, and gifts and entertainment received by employees.

Our related party transaction approval policy provides that related party transactions must be pre-approved by the Audit Committee. Related party transactions include any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Our related party transaction approval policy is part of our Corporate Code of Business Conduct available on our website at ir.janus.com in the "Governance Documents" section. While the Audit Committee does not have detailed written procedures concerning the approval of related party transactions, it would consider all relevant facts and circumstances in considering any such approval, including:

  •
  whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders;

  •
  the terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;

  •
  the availability of other sources for comparable products or services;

  •
  the benefits to the Company;

  •
  the impact on the director's independence, if the transaction is with a director or an affiliate of a director; and

  •
  the possibility that the transaction may raise questions about the Company's honesty, impartiality or reputation.

  Related Party Transactions

Certain of the directors and executive officers, as well as their immediate family members, from time to time may invest their personal funds in Janus mutual funds on substantially the same terms and conditions as other similarly situated investors in these mutual funds who are neither directors nor employees of Janus.

  Director Compensation

Members of the Board of Directors who are employees of Janus or a designee of Dai-Ichi Life do not receive any additional compensation for serving on the Board. All other members of the Board received the director compensation described below in 2013.

2013 non-employee director compensation consisted of:

  •
  a restricted stock grant valued at approximately $80,000, which vests over three years, subject to acceleration upon voluntary separation from service, death, disability, or change in control of the Company;

  •
  a cash retainer of $80,000;

  •
  an additional cash retainer of $8,000 per committee for non-employee directors who are members of the Audit, Compensation, Nominating, or Strategy Committee;

  •
  an additional cash retainer of $20,000 to the Audit Committee chair;

  •
  an additional cash retainer of $12,000 if the director chairs the Compensation, Nominating, or Strategy Committee; and

  •
  an additional cash retainer of $125,000 to the non-executive Chairman of the Board.

All members of the Board of Directors are reimbursed for reasonable travel and lodging expenses in connection with attending Board and committee meetings. Janus also offers a matching gift program where every dollar contributed by a director to an eligible charity is matched dollar-for-dollar up to $2,000.

  2013 Director Compensation

The following chart shows the compensation that each independent director was paid for his or her services in calendar year 2013:

Name (1)	Fees Paid (2)	Stock Awards (3)	All Other Compensation (5)	Total
Timothy K. Armour	$108,000	$80,005	$10,605	$198,610
Paul F. Balser	$108,000	$80,005	$20,820	$208,825
G. Andrew Cox	$96,000	$80,005	$17,808	$193,813
Jeffrey J. Diermeier	$116,000	$80,005	$6,980	$202,985
J. Richard Fredericks	$96,000	$80,005	$10,853	$186,858
Deborah R. Gatzek	$108,000	$80,005	$14,708	$202,713
Lawrence E. Kochard	$96,000	$80,005	$10,448	$186,453
Jock Patton (4)	–	–	–	–
Glenn S. Schafer	$236,250	$80,005	$10,304	$326,559
(1)
Mr. Flood was appointed an independent director on January 21, 2014 and is therefore not included in this table.

(2)
Amounts represent the annual cash retainers for serving as members of the Board of Directors, including non-executive Chairman and committee membership retainers, which are paid in a lump sum on May 1 of each year.

(3)
The value of each restricted stock and restricted stock unit award is determined by multiplying the fair market value of our common stock (the average of the high and low trading prices) on the grant date by the number of shares granted. Amounts represent restricted stock and restricted stock units granted in 2013 for the 2013-2014 annual stock retainer, and also include any shares and restricted stock units received in connection with the Director Deferred Fee Plan (described below) or other dividend reinvestment program. The common stock and restricted stock units held by each independent director as of December 31, 2013, are as follows: Mr. Armour holds 103,868 shares of common stock and 29,492 restricted stock units; Mr. Balser holds 28,959 shares of common stock and 90,905 restricted stock units; Mr. Cox holds 11,272 shares of common stock and 82,317 restricted stock units; Mr. Diermeier holds 62,702 shares of common stock and 14,533 restricted stock units; Mr. Fredericks holds 7,674 shares of common stock and 50,139 restricted stock units; Ms. Gatzek holds 11,257 shares of common stock and 71,003 restricted stock units; Mr. Kochard holds 50,426 restricted stock units; and Mr. Schafer holds 26,030 shares of common stock and 20,938 restricted stock units.

(4)
Mr. Patton retired from the Board on April 24, 2013.

(5)
"All Other Compensation" includes the following:

Name	Matching Gifts (a)	Dividends on Unvested Restricted Stock	Dividends on Unvested Restricted Stock Units (b)	Total
Timothy K. Armour	$1,000	$3,490	$6,115	$10,605
Paul F. Balser	$2,000	–	$18,820	$20,820
G. Andrew Cox	$750	–	$17,058	$17,808
Jeffrey J. Diermeier	–	$3,960	$3,020	$6,980
J. Richard Fredericks	–	$470	$10,383	$10,853
Deborah R. Gatzek	–	–	$14,708	$14,708
Lawrence E. Kochard	–	–	$10,448	$10,448
Jock Patton (c)	–	–	–	–
Glenn S. Schafer	$2,000	$3,960	$4,344	$10,304
(a)
The amount represents Janus' matching gift in respect of a director's charitable contribution during 2013 under the Janus Matching Gift Program and includes Janus' match for director contributions made in 2012 but not matched until 2013.

(b)
This amount represents the value of dividend equivalents awarded in the form of Restricted Stock Units in 2013 on all grants deferred under the Director Deferred Fee Plan.

(c)
Mr. Patton retired from the Board on April 24, 2013.

  Director Deferred Fee Plan

Under our Amended and Restated Director Deferred Fee Plan ("Director Deferred Fee Plan"), a non-employee director may elect to defer payment of all or any part of the above director fees until his or her service as a director is terminated. All monetary fees deferred under this plan are credited during the deferral period with the gains and losses of certain Janus mutual funds or Janus stock, as elected by the director. All Janus stock awards deferred under this plan are converted into restricted stock units at the time of grant. A director's interest in the deferred monetary fees is generally payable only in cash in a single payment or in installments upon termination of service as a director. Any restricted stock units granted in connection with the deferral of stock are paid in the form of Janus common stock in a single payment or in installments upon termination of service as a director. The Director Deferred Fee Plan is intended to comply with Section 409A of the Internal Revenue Code (the "Code"). Messrs. Balser, Cox, Fredericks, and Kochard and Ms. Gatzek elected to participate in this plan to defer monetary fees, stock fees, or a combination of both during the 2013 calendar year.

Notwithstanding anything to the contrary set forth in any of Janus' previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, the following sections titled "Audit Committee Report" and "Compensation Committee Report on Executive Compensation" (on page 55) are not incorporated by reference into any such filings, except to the extent Janus specifically incorporates any of the reports by reference therein.

 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditor; (iv) the compliance by the Company with legal and regulatory requirements; (v) the Company's system of disclosure controls and its system of internal controls over financial reporting; and (vi) the Company's risk management process. The Audit Committee also reviews (with assistance of management and outside counsel) major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks. In addition, the Audit Committee actively works with, and meets at least quarterly with, the Chief Risk Officer of the Company to oversee the identification of Company risks and potential risk management strategies. The Audit Committee reports regularly to the full Board. The Audit Committee is composed of four directors and operates under a written charter adopted and approved by the Board. Each Audit Committee member is independent under the standards established by the Board and the NYSE.

Management has primary responsibility for the financial reporting process, including the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management also has responsibility for establishing and maintaining the Company's system of internal controls over financial reporting and assessing the effectiveness of those controls annually, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for auditing the Company's financial statements and the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on the information provided to it and on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP. The Audit Committee also relied on the representations of the independent auditor included in its report on the Company's financial statements. In addition, management has responsibility for compliance by the Company with legal and regulatory requirements.

The Audit Committee held nine meetings during 2013 including executive sessions without management. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent auditor, Deloitte. The Audit Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with each of the internal and independent auditors, the Company's Chief Compliance Officer, CRO, Chief Accounting Officer and other members of management, separately and as a group, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2013, with management of the Company and Deloitte. The Audit Committee also discussed with Deloitte matters required to be discussed with audit committees based on requirements of the Public Company Accounting Oversight Board ("PCAOB") including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Codification of Statements on Auditing Standards, AU Sec. 380, formerly Statement on Auditing Standards No. 61, as amended and as adopted by the PCAOB in Rule 3200T. The Audit Committee also reviewed the 2011 Annual 38a-1 Report on the Company's compliance policies and procedures as required under the Investment Company Act of 1940, as amended, and as prepared by the Company's Chief Compliance Officer.

The Company's independent auditor also provided the written disclosures and the letter required by the PCAOB (Rule 3526, Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditor its independence from the Company. When considering the independence of Deloitte, the Audit Committee considered whether the provision by Deloitte of services to the Company beyond those rendered in connection with its audit and review of the Company's consolidated financial statements was compatible with maintaining its independence.

Following the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2013, be included in the Company's Annual Report on Form 10-K filed with the SEC.

Respectfully,

Members of the Audit Committee

    Jeffrey J. Diermeier, Chairman
    Paul F. Balser
    J. Richard Fredericks
    Deborah R. Gatzek

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR

The Audit Committee appointed, and the Board of Directors ratified the appointment of, Deloitte as independent auditor for the 2014 fiscal year. The Board is proposing that the appointment of Deloitte be ratified by the shareholders of the Company, consistent with the Audit Committee's charter. Deloitte audited our consolidated financial statements for the 2013 fiscal year and performed other services. If the appointment is not ratified by our shareholders, the Audit Committee will take that into account in determining whether to retain Deloitte as our independent auditor.

  Fees Incurred by Janus for Deloitte

The following table shows the fees paid or accrued by the Company for audit and other services provided by Deloitte for fiscal years ending December 31, 2013 and 2012, respectively:

	2013	2012
Audit Fees (1)	$1,046,000	$987,000
Audit-Related Fees (2)	273,000	216,000
Tax Fees (3)	72,000	77,000
All Other Fees	–	–
Total	$1,391,000	$1,280,000
(1)
Audit services consisted of the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002 needed to issue an opinion on the effectiveness of internal control over financial reporting, reviews of the condensed consolidated financial statements included in its quarterly reports on Form 10-Q and other audit services that are normally provided in connection with statutory or regulatory filings.

(2)
Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company's benefit plans and other audit services not required by statute or regulation.

(3)
Tax compliance fees consisted of tax return filings for certain foreign jurisdictions, assistance with tax audits and miscellaneous state and federal income tax-related issues.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Deloitte.

  Audit Committee Approval Policies and Procedures

All services performed by Deloitte were approved in accordance with the approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that our independent auditor may perform. The policy requires that a description of the services expected to be performed by our independent auditor in each of the Disclosure Categories be presented to the Audit Committee for approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally approves a narrow range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original approved services and the forecast of remaining services and fees for the fiscal year.

  Attendance at Annual Meeting

A representative of Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer appropriate shareholder questions.

  Vote Required for Approval

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for this proposal to be approved. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends a vote "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditor for fiscal year 2014.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of the Record Date for purposes of voting at the Annual Meeting by (i) beneficial owners of more than five percent of our outstanding common stock who have publicly disclosed their ownership, (ii) each NEO (defined below) and each member of our Board of Directors, and (iii) all of our executive officers and directors as a group. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.

	Shares of Common Stock Beneficially Owned (1)
Name	Number	Percentage
The Dai-Ichi Life Insurance Company, Limited (2)	37,254,654	19.51
Ariel Investments, LLC (3)	18,599,073	9.74
BlackRock, Inc. (4)	12,848,813	6.73
Glenn S. Schafer, Chairman of the Board of Directors (5)	47,102	*
Timothy K. Armour, Director (5)	134,065	*
Paul F. Balser, Director (5)(6)	120,444	*
George Batejan, Executive Vice President, Global Head of Technology and Operations	68,120	*
Augustus Cheh, President of Janus International	119,229	*
G. Andrew Cox, Director (5)	94,114	*
Jeffrey J. Diermeier, Director (5)	103,328	*
Eugene Flood, Jr., Director (5)	0	*
J. Richard Fredericks, Director (5)(6)	63,133	*
Deborah R. Gatzek, Director (5)	82,713	*
Seiji Inagaki, Director	0	*
Lawrence E. Kochard, Director (5)	50,748	*
Bruce L. Koepfgen, President (5)	304,322	*
Jennifer J. McPeek, Executive Vice President and CFO (7)	82,214	*
Richard M. Weil, CEO and Director	2,218,188	1.16
All Directors and Executive Officers as a Group (15 Persons) (5)	3,487,719	1.83
*
Less than one percent of the outstanding shares.

(1)
Ownership, both direct and indirect, is based on the number of shares outstanding as of February 28, 2014, including unvested restricted stock that will vest within 60 days of February 28, 2014 and any shares that may be acquired upon the exercise of options within 60 days of February 28, 2014. The holders have sole voting and dispositive power over the shares except as otherwise noted in the footnotes below and except for the following shares of restricted stock and shares held indirectly through the Janus' ESOP over which the person named has no investment power: Mr. Batejan holds 54,398 restricted shares and 293 ESOP shares; Mr. Koepfgen holds 152,347 restricted shares and 293 ESOP shares; Ms. McPeek holds 68,981 restricted shares and 692 ESOP shares; and Mr. Weil holds 541,935 restricted shares and 723 ESOP shares. In addition, Mr. Cheh holds 180,477 unvested restricted stock units that have no voting rights until such units vest, and therefore are not considered beneficially owned.

As of February 28, 2014 or 60 days thereafter, Mr. Weil and Mr. Koepfgen have the right to acquire 468,750 and 87,120 shares respectively upon the exercise of stock options.

(2)
Information regarding beneficial ownership of the shares by Dai-Ichi Life is included herein based on a Schedule 13D/A filed with the SEC on December 4, 2012, relating to such shares beneficially owned as of November 30, 2012. The address of Dai-Ichi Life is 13-1, Yurakucho 1-Chome, Chiyoda-ku, Tokyo, 100-8411 Japan.

(3)
Information regarding beneficial ownership of the shares by Ariel Investments, LLC ("Ariel") is based on a Schedule 13G/A filed with the SEC on February 14, 2014, relating to such shares beneficially owned as of December 31, 2013. Such report provides that Ariel is beneficial owner and has sole dispositive power with respect to 18,599,073 shares and sole voting power with respect to 16,874,606 shares. Ariel's address is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(4)
Information regarding beneficial ownership of the shares by BlackRock, Inc. ("BlackRock") is based on a Schedule 13G filed with the SEC on January 29, 2014, relating to such shares beneficially owned as of December 31, 2013. Such report provides that BlackRock is beneficial owner of and has sole dispositive power with respect to 12,848,813 shares and sole voting power with respect to 12,280,167 shares. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(5)
Includes restricted stock units held by certain directors. Such restricted stock units do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon termination of service as a director, all in accordance with the Amended and Restated Director Deferred Fee Plan and the Company's long-term incentive ("LTI") stock plans. The restricted stock units represented in the amounts shown are as follows: Mr. Armour – 29,681 units, Mr. Balser – 91,485 units, Mr. Cox – 82,842 units, Mr. Diermeier – 14,626 units, Mr. Flood – 0 units, Mr. Fredericks – 50,459 units, Ms. Gatzek – 71,456 units, Mr. Kochard – 50,748 units, and Mr. Schafer – 21,072 units.

(6)
Mr. Fredericks owns 1,089 shares held in a revocable trust of which he is a trustee and Mr. Balser holds 16,000 shares of indirectly owned stock (8,000 in a family trust and 8,000 in an irrevocable trust).

(7)
Ms. McPeek was appointed Chief Financial Officer on August 1, 2013.

Executive Officers of the Company

The following are the executive officers of the Company as of the date of this Proxy Statement. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The executive officers shown below are considered our "named executive officers" ("NEOs") for purposes of this Proxy Statement.

Name	Age	Position
Richard M. Weil	50	CEO and member of the Board of Directors
Bruce L. Koepfgen	61	President
Jennifer J. McPeek	44	Executive Vice President and CFO (1)
Augustus Cheh	46	President of Janus International
George S. Batejan	60	Executive Vice President and Global Head of Technology and Operations
(1)
Ms. McPeek was appointed Chief Financial Officer on August 1, 2013.

Richard M. Weil's biographical information is included under "Nominees for Election to the Board of Directors" on page 10.

Bruce L. Koepfgen joined Janus in May 2011 as Executive Vice President of Finance and Accounting. In August 2011, Mr. Koepfgen was named Executive Vice President and CFO of Janus and in August 2013, he was named President of Janus. Mr. Koepfgen is a member of the Janus executive committee, INTECH's board of directors and Perkins' board of directors, and works with senior leaders to advance the interests of Janus' clients, shareholders and employees. Prior to joining Janus, Mr. Koepfgen was Co-CEO of Allianz Global Investors Management Partners and CEO of Oppenheimer Capital from 2003 to 2009. From August 2010 through October 2011, Mr. Koepfgen was a director of the Mortgage Guaranty Insurance Corporation, and was a director of Thermo Fisher Scientific from May 2005 through September 2008. Mr. Koepfgen was previously a managing director of Salomon Brothers Inc. where he held various positions from 1976 to 1999 and he was President and principal of Koepfgen Company LLC, a management consulting organization, from 1999 to 2003.

Jennifer McPeek is Executive Vice President and Chief Financial Officer of Janus. Ms. McPeek was appointed Chief Financial Officer of Janus in August 2013 and was appointed as Executive Vice President in January 2014. Prior to taking over as Chief Financial Officer, Ms. McPeek was Senior Vice President of Corporate Finance and Treasurer overseeing the Financial Planning, Investor Relations, Treasury and Corporate Development functions. In Ms. McPeek's current role, she serves as a member of the Janus executive committee and oversees Janus' finance, corporate accounting and tax departments. Prior to joining Janus in 2009, Ms. McPeek was Senior Vice President of Strategic Planning at ING Investment Management – Americas Region from 2005 to 2009. Ms. McPeek was previously an Associate Principal and co-leader of the North American Capital Markets at McKinsey and Company in their Corporate Strategy and Finance practice from 1995 to 2001, and previously worked in the investment banking industry for Bank of Boston and Goldman, Sachs & Company from 1991 to 1995. Ms. McPeek holds the Chartered Financial Analyst designation.

Augustus Cheh joined Janus in March 2011 as President of Janus International (a division of Janus), and oversees Janus' non-U.S. businesses in Europe, Asia Pacific, and Latin America. Mr. Cheh also is Executive Vice President of JCM and a member of the Janus executive committee. Prior to joining Janus, Mr. Cheh was at AllianceBernstein from 2003 to 2011. He was serving as CEO of Asia ex-Japan when he left in 2011, with oversight responsibility for the institutional, retail, and Bernstein sell-side businesses for the Asia region. Mr. Cheh was the Global Director of Investments at PricewaterhouseCoopers from 2000 to 2003. From 1994 to 2000 Mr. Cheh was at J.P. Morgan Investment Management where he started as a senior quantitative research analyst. Later on, he was a trader of U.S. government and money market securities, and subsequently, he was a fixed-income portfolio manager where he managed short-duration and intermediate-duration strategies and other fixed income portfolios. He was also portfolio manager of the JP Morgan U.S. Short Duration Bond Fund. Before joining J.P. Morgan Investment Management, Mr. Cheh was a management and actuarial consultant at Towers Perrin from 1991 to 1994.

George S. Batejan joined Janus in October 2010 as Senior Vice President and Global Head of Technology and Operations. Effective January 1, 2012, his title became Executive Vice President and Global Head of Technology and Operations. He is a member of the Janus executive committee and INTECH's board of directors. Prior to joining Janus, Mr. Batejan was senior vice president and chief information officer at Evergreen Investments, Inc. from June 2003 to October 2009. He has more than 30 years of global technology and operations experience in the financial services industry, including serving as executive vice president and chief information officer for Oppenheimer Funds, Inc., senior vice president of American International Underwriters (a division of AIG) with global responsibility for Operations and Technology, and was at The Chase Manhattan Bank, N.A. for 18 years where he served in positions ranging from vice president and division executive for the Americas' Service Delivery Group, Private Banking, to vice president and Chief Information Systems Officer, Asia.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides shareholders with a detailed description of the Company's executive compensation philosophy and programs, explains the compensation decisions the Compensation Committee (defined as the "Committee" for purposes of this CD&A) has made under those programs and describes the factors considered in making those decisions.

Executive Summary

The Compensation Committee believes that shareholders' interests are best served when executive compensation is tied to Company performance. Our compensation programs are designed to:

  •
  align the interests of Janus executives, shareholders and clients;

  •
  help attract and retain top-performing executives; and

  •
  reward executives for achieving investment, financial and strategic objectives, while mitigating risk-taking that may be harmful to Janus, its shareholders and clients.

  Soliciting Shareholder Feedback

During the last year, Janus management, the Committee Chairman, and the Chairman of the Board actively sought feedback from Janus shareholders regarding the Company's CEO pay structure, the relationship between pay and performance, and the way these issues are addressed in the Company's annual proxy statement. Following the 2013 annual meeting of shareholders, the Committee Chairman, the Chairman of the Board, and members of management met in person with shareholders who collectively held approximately 40% of Janus' common shares. The Committee Chairman and members of management also met with a proxy advisory firm to better understand its process for analyzing executive pay practices. The Committee implemented several key improvements and enhancements to our compensation programs based on feedback received during these meetings, as well as feedback received from discussions with the owners of more than 95% of our shares the Committee and management spoke with during the 2013 voting process.

Details regarding shareholder feedback can be found on page 30 under the section titled "– Shareholder Outreach and Review of Compensation Practices". Two key takeaways from those shareholder discussions were (i) shareholders would like more clarity on the Committee's approach to determining the CEO's variable compensation, and (ii) shareholders would like to see increased use of performance-based compensation within the CEO's total variable compensation.

Changes that the Committee made as a result of shareholder feedback include:

  •
  the development of a clear, formula-based approach to determining CEO variable compensation, which is tied directly to business results and strategic achievements and is illustrated in a "scorecard" format;

  •
  the addition of a new performance stock unit ("PSU") equity award for Janus' CEO, with vesting tied to operating income margin hurdles; and

  •
  enhanced CD&A disclosure to provide greater transparency regarding the process used by the Committee to determine executive compensation.

Executive Summary (continued)

   Transitioning to a More Diversified Business

The Committee and management recognized that the Company underperformed for shareholders in recent years, delivering shareholder return below the majority of its peers, and determined that significant improvements in several areas were required.

In 2010, in conjunction with the hiring of Mr. Weil as CEO, the Board and management developed a long-term strategy to reduce the volatility and riskiness of Janus' business. A strategic agenda was developed around the concept of intelligent diversification, which focuses on diversifying product offerings, distribution capabilities, and geographic presence. These changes were designed to modernize the Company's business model to meet the evolving needs of our clients, and to reduce the risk embedded in the prior business model. Not all the components of this strategy have been accomplished and three-year total shareholder return of 3% as of December 31, 2013, trailed the Public Company Peer Group median of 63% as a result of underperformance of the Company's largest fundamental equity strategies in 2011 and the riskiness of the prior business model. However, as a result of the efforts to create a stronger, more diverse and stable company, one-year total shareholder returns in 2012 and 2013 of 40% and 48%, respectively, compared favorably to the Public Company Peer Group median returns of 35% and 43% during each respective year. Janus is pleased with the progress made over the last two years and is encouraged that these efforts are beginning to translate into better returns for shareholders, but recognizes that there is still more work to be done.

The Committee believes that executives should be appropriately rewarded for successfully executing the Company's long-term strategy, as the Committee believes that the execution of this strategy will lead to improved business results in the future for our shareholders and clients. However, it takes time to build a stronger, more diverse and more stable company that will result in realizable benefits to shareholders and clients. Furthermore, the ability to stabilize our earnings volatility is complicated by the fact that Janus has a significantly higher percentage of its mutual fund assets subject to performance fees than do its competitors. More details regarding the impact performance fees have had can be found on page 36 under the section titled "Analysis of Pay for Performance – Evaluating CEO and Business Performance – Financial Results."

The Board and management are confident that if we continue to successfully execute the strategy that we will emerge a stronger and more globally diverse firm, which will be better suited to deliver more consistent results for our clients, shareholders, and employees.

The following sections of this CD&A include:

  •
  The "Shareholder Outreach and Review of Compensation Practices" section on page 30, which provides a summary of 2013 say on pay results and shareholder outreach efforts, as well as a summary of certain compensation practices.

  •
  The "Analysis of Pay for Performance" section on page 33, which explains how the Committee looks at the relationship between CEO pay and Company performance, describes the analysis the Committee used in analyzing the CEO's performance, and describes the 2013 CEO compensation decisions, as well as changes made by the Committee for the CEO's 2014 compensation program.

  •
  The "Other NEO Compensation" section on page 43, which describes the 2013 compensation decisions for the other NEOs.

  •
  The "Elements of Executive Compensation" section on page 47, which outlines the compensation objectives and the components of the executive compensation programs.

  •
  The "Compensation Decision-Making Process" section on page 50, which provides insight about how the Committee makes executive compensation decisions and who provides input into those decisions.

  •
  The "Additional Compensation Practices and Policies" section on page 53, which provides information relative to other compensation practices and policies that are of interest to shareholders, including clawback, anti-hedging and anti-pledging policies.

Shareholder Outreach and Review of Compensation Practices

   Review of Compensation Practices

At the 2013 annual meeting of shareholders, approximately 61% of the votes cast were in favor of the advisory vote to approve executive compensation (commonly referred to as a say on pay vote), which compares to approximately 61% in 2012 and 40% in 2011. Based on shareholder input, the Committee undertook a thorough review of Janus compensation programs and practices in 2013, particularly those related to the CEO's pay structure. The 2013 review included:

  •
  in connection with the 2013 Annual Meeting of Shareholders and similar to efforts in 2011 and 2012, communicating with shareholders representing more than 95% of outstanding common stock;

  •
  following the 2013 Annual Meeting of Shareholders, meeting with shareholders representing approximately 40% of outstanding common stock over several months to follow up on comments they provided in connection with the 2013 annual meeting of shareholders;

  •
  meeting with representatives from Institutional Shareholder Services Inc. ("ISS"), an independent proxy advisory firm, to understand its process for analyzing executive pay practices and to determine whether its views were similar to those of shareholders; and

  •
  evaluating the Committee's executive compensation consultant engagement.

The Committee's goals were to ensure that the Company's:

  •
  compensation programs appropriately align executive pay to Company performance;

  •
  disclosures more fully describe the relationship between executive pay and Company performance, including relevant changes in business results; and

  •
  disclosures more clearly describe the Committee's process for determining executive compensation.

In addition, the Committee evaluated the effectiveness of the executive compensation consultants engaged during 2011 and 2012, and in August 2013, determined to replace one of the consultants with Aon Hewitt to assist the Committee and its other executive compensation consultant, McLagan, with reviewing and modifying, to the extent appropriate, the 2013 executive compensation program.

  Responding to Shareholder Feedback

Discussions with shareholders provided valuable feedback and suggestions. The Committee acted on many of these suggestions – implementing several key improvements to the CEO's 2013 pay structure and related disclosure, as outlined below.

Shareholder Concerns	Committee Response
Need for performance-based components in the CEO's pay structure following the removal in 2012 of a performance-based equity award present in the 2011 CEO pay structure	Added a new, significant performance-based equity award for the CEO in 2013. See "Analysis of Pay for Performance – Actual Total Variable Compensation – Performance Stock Units (PSUs)" on page 41
No clear connection between the CEO's 2012 compensation level and the Company's 2012 performance	Developed a "scorecard" that explains the formula-based approach the Committee takes when evaluating CEO compensation. See "Analysis of Pay for Performance – 2013 CEO Compensation Structure" on page 33
Need for greater clarity in describing the factors that were considered in determining CEO compensation and unclear CD&A disclosure concerning factors impacting our business results	New disclosure in this CD&A which is designed to: • More clearly describe the process used by the Committee to determine the CEO's and other NEOs' pay levels.
• Detailed description of the connection between the CEO's performance and his pay.
• Provide better insight into the process for shareholders.

  Outreach to Institutional Shareholder Services

The Chairman of the Committee, along with members of management, met with representatives of ISS in October 2013, to discuss the process they use to evaluate the Company's CEO and other executive compensation practices. Similar to the concerns expressed by our shareholders, ISS stated that it was important that the Company be able to clearly express (i) how performance and CEO pay are aligned; (ii) the CD&A describes such relationship between the CEO's pay and Company performance; and (iii) the CD&A describes the process the Committee uses to determine the level of the CEO's compensation. The feedback provided by ISS was also taken into account by the Committee in making the changes listed in the table above and in the preparation of the CD&A.

The Chairman of the Committee also discussed with ISS the composition and relative size of the companies included in the Company's Custom and Public Company Peer Groups. As a result of that discussion, the Committee approved several modifications to the Company's Custom Peer Group to account for size and relevancy. The Public Company Peer Group remained the same for 2013. As described in more detail in "Compensation Decision-Making Process – Peer Groups" on page 50, the Company uses both a Custom Peer Group of public and private asset management companies and a Public Company Peer Group consisting of only public companies. The Public Company Peer Group provides our shareholders the opportunity to make independent comparisons of the Company's relative pay and performance. Although ISS pointed out that the majority of the companies included in the Public Company Peer Group are larger than Janus on a revenue and/or assets under management ("AUM") basis, as a practical matter, there are a limited number of publicly traded companies that are global asset management firms with similar breadth of products, operating structure and client service offerings to

Janus. The Committee believes that public asset management companies that compete with Janus for business and talent provide better pay and performance comparisons than do companies that are only similar to Janus based on revenues or assets. However, the Committee recognized Janus' somewhat smaller size as compared to its public company peers and applied a downward adjustment to the CEO's variable compensation target which is described in more detail in "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Setting Variable Compensation Target" on page 34.

  Executive Compensation Practices

In addition to the changes described in the table above, over the last several years, the Company has implemented and maintained certain executive compensation practices that align the interests of Company executives with those of shareholders.

Current Compensation Practices
Emphasize variable compensation	A significant portion of NEO compensation is variable, representing 89% of the CEO's 2013 total compensation and 78% of the other NEOs' 2013 total compensation
Award equity as a significant component of variable compensation	At least 60% of the CEO's and 40% of the other NEOs' annual variable compensation consists of long term equity awards
Require substantial stock ownership	NEOs are required to hold at least four times their base salary in Janus stock or Company-managed mutual funds, with no less than two times in Janus equity
Provide for "double-trigger" change in control provisions only in equity award agreements	Beginning in 2012, LTI awards provide for accelerated vesting after a change in control only if the employee is terminated without cause or has a substantial diminution of duties within two years after a qualifying change in control
Grant restricted stock	Annual LTI awards are largely made in less dilutive restricted stock versus stock options
Mitigate excessive risk taking through a variety of compensation practices	Short-selling and stock hedging/pledging of Janus common stock are prohibited
The Company has a clawback policy
The Committee has adopted granting procedures for LTI awards
There are robust Board and management processes to identify and monitor risk
The adoption of a clawback policy	The clawback policy allows the Company to recapture LTI awards paid to an executive who is found to have engaged in financial misconduct
The use of tally sheets to review NEO compensation	The Committee regularly reviews tally sheets, which detail all components of each NEOs' compensation, including projected payouts under potential severance and change in control scenarios

Practices Janus Avoids
NO excise tax gross-ups
NO change in control agreements that provide "single trigger" cash severance benefits, and no LTI awards granted since December 30, 2011 have "single trigger" vesting upon a change in control
NO excessive perquisites
NO dividends or dividend equivalents on unvested or unearned performance shares or units
NO repricing or replacing of underwater stock options without shareholder approval

Analysis of Pay for Performance

This section describes (i) how the 2013 CEO's compensation is tied to the Company's performance and (ii) the process by which the Committee determined the CEO's 2013 pay.

  Tying CEO Compensation to Company Performance

As an asset management company, Janus must deliver strong, consistent long-term investment excellence for its clients. Next, by executing a strategy of intelligent diversification, which focuses on diversifying product offerings, distribution capabilities, and geographic presence, the Company's business model will meet the evolving needs of its clients, as well as reduce the risk embedded in the former business model. Lastly, successfully executing these initiatives will better enable the Company to deliver more consistent financial and investment results for both shareholders and clients.

The Committee believes that executives should be appropriately rewarded for successfully executing the Company's long-term business strategy while optimizing current year operating results. While many of the necessary building blocks have been put in place to modernize the organization, and although the Company is starting to gain traction in many of the elements of its strategic plan, there is more work to be done. The Committee and the Board recognize that in a turnaround situation, executing a strategic vision to build a stronger, more diverse and more stable Company takes several years to fully execute and realize results from these efforts. Accordingly, the Committee believes that executive compensation decisions, and in particular, the CEO compensation decisions, should give reasonable weight to the achievement of strategic business goals as Janus continues through the current transition period. To do otherwise would result in demotivation of key executive talent during a critical time in the Company's evolution.

  2013 CEO Compensation Structure

The CEO's compensation structure is based upon the same factors used to evaluate the Company's business. This structure aligns CEO compensation with the same factors that drive long-term value for clients and shareholders. As illustrated in the table below, the Committee developed a scorecard for 2013 where 30% of the CEO's variable compensation is based on delivering investment excellence for clients, 30% is based on driving financial results for Janus shareholders, and the final 40% is based on executing the intelligent diversification strategy, which should generate better long-term results for both clients and shareholders.

Weighting	Compensation Objectives	Performance Factors
30%	Delivering investment excellence for Janus clients	1-, 3- and 5-year investment performance
30%	Driving financial results for Janus shareholders	Total company net flows Operating income and margin growth
40%	Driving strategic results for long-term success for Janus clients and shareholders	Continue to execute intelligent diversification strategy

For 2013, 60% of the CEO's variable compensation was dependent upon delivering investment excellence for clients and driving financial results for Janus shareholders. This equal weighting balances client and shareholder expectations and is designed to align most of the CEO's variable compensation with results that drive value for each of these important stakeholders. The Committee tied the remaining 40% of variable compensation to the execution of the Company's strategy, which takes persistence and dedication over several years. Because the CEO leads strategic initiatives focused on diversifying product offerings, distribution capabilities, and geographic presence, the Committee believes tying 40% of his variable compensation to these objectives is appropriate.

This scorecard approach was intended to place reasonable boundaries around the amount of discretion that the Committee has in setting the CEO's total variable compensation amount. Because the Company is still in a turnaround situation, the Committee did not believe that using pre-defined targets to establish CEO variable compensation was a viable compensation structure at this time, particularly since the CEO must continue to focus on the Company's intelligent diversification strategy. The Committee further believes that the scorecard approach it has implemented accomplishes the same objectives that establishing pre-defined targets would accomplish; mainly, aligning the CEO's compensation with Company performance.

The Committee intends to periodically evaluate these weightings and may make appropriate modifications, particularly as the execution of the strategic vision begins to translate into actual results, to ensure the CEO's total compensation continues to align with Company performance.

  Compensation Committee Decisions about CEO Pay

  Setting Variable Compensation Target

To address concerns raised by ISS and some of the Company's shareholders, and to facilitate the new formula-based scorecard approach to CEO compensation, the Committee established a variable compensation target for Mr. Weil's 2013 compensation. In its analysis, the Committee reviewed the median variable compensation for the Company's public company peers as provided by its Compensation Consultants. The Committee also considered the size of the Company as compared to its public company peers for revenue, AUM, and relative performance against these peers, as well as the Company's current strategic efforts to transition to a more globally diverse organization. The market data provided by the Committee's Compensation Consultants indicates a median variable compensation amount for the Company's Public Company Peer Group of approximately $8 million, which the Committee adjusted downwards by approximately one-third, to $5 million for the aforementioned reasons. See "Compensation Decision-Making Process – Peer Groups" on page 50 for more detail.

  Evaluating CEO and Business Performance

Having established the target variable compensation amount for Mr. Weil, the Committee completed a rigorous assessment of Mr. Weil's performance relative to specific 2013 investment, financial, and strategic objectives mentioned in the table above and described in more detail below. As previously mentioned, the Committee assigned a weighting to each of the three categories of objectives to identify for our shareholders how their relative importance relates to the Company's overall success, and, therefore, to shareholder value.

The Committee's evaluation of the CEO's performance involved: (i) completing an assessment of the CEO's overall performance versus each objective; (ii) using the following table to identify a ratings range for each set of objectives; and (iii) determining an overall performance rating in consideration of actual performance and the assigned weights.

Rating	Committee's Evaluation of Performance
0.0 to 0.5	Significant decline in absolute performance year-over-year Bottom quartile performance relative to the applicable peer group or Morningstar ratings
0.5 to 1.0	Slight decline to flat in absolute performance year-over-year Slightly below median performance relative to the applicable peer group or Morningstar ratings
1.0 to 1.5	Slight increase in absolute performance year-over-year Slightly above median performance relative to the applicable peer group or Morningstar ratings
1.5 to 2.0	Significant increase in absolute performance year-over-year First or high second quartile performance relative to the applicable peer group or Morningstar ratings

The Committee's determination of a ratings range for each of the weighted objectives was determined by reviewing:

  •
  The Company's year-over-year absolute results for each measure;

  •
  The Company's relative performance for each measure compared with the Company's Public Company Peer Group (excluding Ameriprise Financial, Inc. and Waddell & Reed Financial, Inc., which have a business mix that differs from Janus' and therefore are less relevant for comparison purposes); and

  •
  Primarily with respect to the strategic results objectives, other factors that the Committee deemed important in evaluating the CEO's performance, including progress in executing the Company's multi-year intelligent diversification strategy, financial market conditions, and the impact of performance fees on the Company's revenues.

Below are the highlights of the results from each area of evaluation (Investment Excellence, Financial Results, and Strategic Results) that the Committee took into account when determining the CEO's compensation for 2013.

  Investment Excellence

Weight	Compensation Objective	Performance Factors
30%	Delivering investment excellence for Janus clients	1-, 3- and 5-year investment performance

In response to recent performance challenges, the CEO took action to enhance the leadership and improve the performance in fundamental and mathematical equity strategies, including (i) hiring Enrique Chang as Chief Investment Officer of Janus Equities and Asset Allocation; (ii) changing certain portfolio managers to better align proven skill sets with portfolio strategies; and (iii) integrating the Chief Investment Officer and CEO roles at INTECH under the existing Chief Investment Officer.

  Fundamental Equity:    As of December 31, 2013, 38%, 39% and 54% of mutual fund assets were performing in the top half of their Morningstar categories on a 1-, 3- and 5-year basis, respectively, compared to 68%, 20%, and 48% of mutual fund assets at the end of 2012.

  Fixed Income:    As of December 31, 2013, 100%, 100% and 53% of mutual fund assets were performing in the top half of their Morningstar categories on a 1-, 3- and 5-year basis, respectively, compared to 54%, 75%, and 100% of mutual fund assets at the end of 2012.

  Mathematical Equity:    As of December 31, 2013, 59%, 79% and 42% of strategies were outperforming their benchmarks, net of fees, on a 1-, 3-, and 5-year basis, compared to 63%, 87%, and 67% of strategies at the end of 2012.

The Committee's Evaluation of Investment Excellence: Based on (i) below median one-year performance of the Company's fundamental equity strategies and prolonged underperformance in several of the Company's largest fundamental equity strategies, offset by the continued strength in the Company's fixed income strategies; (ii) strong long-term track records of the mathematical equity strategies; and (iii) the steps taken to enhance the leadership and improve the performance in our fundamental and mathematical equity strategies, the Committee assigned a rating of 0.5 to 1.0 to the objective of "Investment Excellence".

  Financial Results

Weight	Compensation Objective	Performance Factors
30%	Driving financial results for Janus shareholders	Total company net flows Operating income and margin growth

The Company's 2013 business performance and financial results were negatively impacted by underperformance in several of its largest fundamental equity strategies. This underperformance impacts the business in two ways. First, underperformance generally leads to outflows (i.e., in 2013 the fundamental equity business experienced net outflows of $16 billion compared to net outflows of $10 billion in 2012). Second, underperformance impacts the business in the form of negative performance fees, which reduces revenue and profitability. In 2013, mutual fund performance fee revenue was $(88) million compared to $(87) million in 2012. With better investment performance and stable equity markets going forward, mutual fund performance fees in 2014 could be significantly better; however, these fees continue to have a meaningful negative impact on the Company's financial results.

Total Company Net Flows: Total company net flows in 2013 of $(20) billion compared to $(12) billion in 2012. The year-over-year decline in net flows was primarily due to increased outflows in fundamental equity business resulting from prolonged underperformance in several of the largest strategies, and the impact of several portfolio manager changes that took place during the year. Increased outflows in the fundamental equity strategies were partially offset by continued net inflows in the Company's fixed income business and a slight improvement in the outflows of mathematical equity strategies.

Operating Income and Margin: Operating income in 2013 was $239 million, representing an increase of $25 million or 12% year-over-year, which resulted in an operating margin for 2013 of 27% compared to 25% in 2012. The increase in profitability in 2013 was driven by higher average AUM and a continued focus on financial discipline. Despite the improvement in operating margin year-over-year, profitability in 2013 compared unfavorably to the five-year median of the Public Company Peer Group of approximately 31%. Operating income and margin continues to be negatively impacted by the mutual fund performance fees. The magnitude of the impact that the mutual fund performance fees have had on operating income is substantial; if the negative impact from the mutual fund performance fees were eliminated, 2012 and 2013 operating margins are estimated to have been approximately 30% in each of these years.

The Committee's Evaluation of Financial Results: Based on the significant decline in total company net flows year-over-year and operating margins that are below the median of the Public Company Peer Group, the Committee assigned a rating of 0.0 to 0.5 to the objective of "Financial Results".

  Strategic Results

Weight	Compensation Objective	Performance Factors
40%	Driving strategic results for long-term success for Janus clients and shareholders	Continue to execute intelligent diversification strategy

Commensurate with the appointment of Mr. Weil as a director and Chief Executive Officer in 2010, the Company established a strategic vision termed "intelligent diversification." The primary goal of intelligent diversification is to moderate volatility in the Company's business results in order to provide long-term benefits to Janus shareholders, clients, and employees.

In addition to focusing on key equity strategies, the intelligent diversification strategy includes four additional growth initiatives that are designed to have a significant positive impact on clients.

Build-out of Fixed Income Business: The Fixed Income franchise finished 2013 with approximately $29 billion of AUM, the highest level of fixed income AUM in the firm's history (17% of total company AUM compared to 6% at the end of 2009). Net flows of $0.9 billion during 2013 compared favorably to the industry, which experienced meaningful net outflows during 2013. Since the end of 2009, fixed income AUM has increased at a compound annual growth rate ("CAGR") of more than 30%, driven largely by organic growth of $13.8 billion during this time. In addition to the strong product offering that was in place, over the last several years the Company has successfully launched several strategically important product strategies to further diversify the business and has made several key hires to position the business for future growth.

Expand Non-U.S. Distribution Capabilities and Product Offerings: The non-U.S. business ended 2013 with approximately $24 billion of AUM, the highest level of non-U.S. AUM in the Company's history, and generated $2.9 billion of net flows during the year. Since the end of 2009, the non-U.S. business has generated $4.3 billion of net organic growth. Over the last three years the Company has restructured its sales force to better align with global opportunities and increased its distribution presence without adding significant fixed costs. In addition, Janus has strategically added six new office locations to increase our presence in Europe and Asia and has launched new products, including Asia Equity, Global High Yield, Global Dividend, and Diversified Risk Premia, to fill product gaps and foster growth outside the U.S.

Eighteen months after Janus announced its strategic alliance with Dai-Ichi Life, the relationship is off to a strong start and continues to be positive for business. In addition to the $2 billion of general account assets that Dai-Ichi Life has invested in the Company's fundamental equity, fixed income and mathematical equity strategies, its 50%-owned subsidiary has raised an additional $1 billion in fixed income strategies.

Increase U.S. Institutional Presence:    In 2013, Janus U.S. institutional business experienced net outflows of $6.5 billion primarily due to outflows in the mathematical equity strategies. While the overall U.S. institutional business has been challenged by low active U.S. equity search activity and declining equity allocations in favor of fixed income and alternative product strategies, the Company has enhanced its distribution team experience and depth through new hires and is seeing momentum within the INTECH low volatility platform. Additionally, Janus and Perkins strategies have gained traction in the U.S. institutional space and as of the end of 2013, represented 20% of the U.S. institutional asset base, up from 5% at the end of 2009.

Developing Alternative Products Focused on Delivering Uncorrelated Return:    In 2013, Janus made several investments in alternatives personnel and infrastructure, but as with any new strategic investment, costs are incurred before intended results are achieved. While it remains too early to speculate on the potential successes of efforts on this initiative, we are confident with the talent and leadership that is in place.

The Committee's Evaluation of Strategic Results: Based on the significant progress that has been made year-over-year, including the build-out of the fixed income business and expanding the non-U.S. distribution capabilities and product offerings, partially offset by challenges in the efforts to increase the Company's U.S. institutional presence and limited results from the development of the alternative product offering, the Committee assigned a rating of 1.0 to 1.5 to the objective of "Strategic Results."

Overall Performance Rating: Based on the above considerations, the Committee believes that Mr. Weil has been successful in executing the strategic objectives of intelligently diversifying the Company, even though all of the tangible benefits of these efforts are not yet fully reflected in the Company's financial results. While the Committee believes that the strategic plan will ultimately lead to stronger Company performance and enhanced shareholder value, the underperformance in the fundamental equity strategies, the year-over-year decline in total company net flows and below median operating profitability led to a cumulative "Overall Performance Rating" rating of 0.81.

Summary of the Committee's
Evaluation of CEO Compensation:

        Actual Total Compensation

The CEO's actual total compensation for 2013 was $4.55 million, consisting of a base salary of $0.5 million and total variable compensation of $4.05 million. As shown in the chart on the right, the CEO's variable compensation represented approximately 89% of his total direct compensation for 2013.

The Committee believes that the scorecard approach has resulted in CEO compensation that is well aligned with the Company's performance, considered as a whole, and that it is appropriate when compared to a meaningful peer group. The bottom left chart illustrates the correlation between the CEO's actual total compensation and the Company's operating income over the past three years. The bottom right chart illustrates how the CEO's actual total compensation compares to total actual compensation of CEOs at the Company's public company peers.

Operating Income and Janus CEO Total Compensation $ in millions	Janus CEO Total Compensation Relative to Public Company Peers (1) $ in millions

(1) Compares 2013 CEO total compensation to CEO total compensation for the Company's Public Company Peer Group. Peer compensation reflects data provided by McLagan. Total compensation included is the sum of salary, annual cash incentives and long-term incentives. See "Compensation Decision-Making Process – Peer Groups" beginning on page 50 for the companies included in the peer group.

  Actual Total Variable Compensation

The CEO's actual total variable compensation award was determined by multiplying his target total variable compensation award ($5 million) by the Committee-determined performance rating (0.81) as noted above. The CEO's total variable pay was awarded 40% as a cash bonus and 60% in an LTI award. The value of the CEO's LTI award was granted in two parts: (i) 50% in the form of a restricted stock award that will vest in four equal and consecutive annual installments, with the first installment vesting one-year after the date of grant; and (ii) 50% in the form of a performance stock unit award that may or may not vest, in whole or in part, three years after the date of grant, depending on Janus' three-year operating income margin ("3-Year OIM") during the performance period.

  Performance Stock Units (PSUs)

The performance criteria for Mr. Weil's PSUs were established by the Committee prior to the beginning of the three-year performance period (2014-2016). The Committee determined that operating income margin was the most appropriate performance measure for Mr. Weil's PSUs because, in addition to being frequently used by many of the Company's peers, improvements in operating income margin are expected to help drive increases in long-term value for our shareholders.

The performance condition for Mr. Weil's PSUs is calculated using the following formula expressed as a fraction:

3-Year OIM(1) expressed as a fraction	=	Operating Income from (Year 1 + Year 2 + Year 3) Revenues from (Year 1 + Year 2 + Year 3)
(1)
Excludes (in consultation with the Compensation and Audit Committees of the Board of Directors) certain non-recurring gains or losses that arise from a change in accounting policy, and gains or losses related to one-time transactions.

If the Company's 3-Year OIM is less than or equal to 27%, then none of Mr. Weil's PSUs will vest. Alternatively, if the 3-Year OIM equals 31%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 35%, then 200% of Mr. Weil's PSUs will vest. All amounts between 27%, 31%, and 35% will be interpolated on a straight line basis.

3-Year OIM	% of PSUs that will vest after 3 years
27% or less	0%
31%	100%
35% or more	200%

The Committee used peer group data provided by its Compensation Consultants, along with the Company's historical results, to determine these performance vesting standards.

The Committee set the threshold or minimum performance standard at 27%. For the CEO to earn any PSU award as part of his 2013 grant, the Company's 3-Year OIM would have to increase above the Company's median operating income margin during 2009 to 2013.

The Committee set the performance standard for a 100% payout at 31%. For the CEO to earn 100% of his 2013 PSU grant, the Company's 3-Year OIM would have to equal the Public Company Peer Group median (as measured during the five-year period, 2009 to 2013), an approximate 400 basis point increase compared to the Company's prior five-year median.

The Committee set the performance standard for a 200% payout at 35%. For the CEO to earn 200% of his 2013 PSU grant, the Company's 3-Year OIM would have to equal or exceed the top quartile operating income margin of the Company's Public Company Peer Group during the five-year period, 2009 to 2013, an approximate 800 basis point increase compared to the Company's prior five-year median.

  Base Salary

Mr. Weil's base salary is $500,000 per year. Mr. Weil has not received an increase in his base salary since joining Janus. The Committee believes that Mr. Weil should be compensated almost exclusively through variable compensation because of its direct correlation to Company performance. This is why Mr. Weil has not received a base salary increase and why his base salary represented less than 12% of his total compensation in 2013.

  2014 CEO Compensation Structure

In order to continue the correlation between CEO compensation and Company results, the Committee has determined that the 2014 CEO compensation structure should remain largely the same as the 2013 structure. The CEO's variable compensation will be determined as follows: 30% based on delivering investment excellence for clients, 30% based on driving financial results for shareholders, and 40% based on driving strategic results for the long-term success of both clients and shareholders. This weighting continues to equally balance client and shareholder expectations and align most of the CEO's variable compensation (60%) with results that drive value for each of these important stakeholders. Given that the Company has not yet accomplished all the components of its intelligent diversification strategy, and that the components that have been implemented have not fully translated into business and financial results, the remaining 40% of the CEO's variable compensation is tied to the continued execution of the long-term strategy. The table below outlines the Compensation Objectives, the applicable weightings, and the factors established for the 2014 CEO Compensation Structure.

Weighting	Compensation Objectives	Factors
30%	Delivering investment excellence for Janus clients	• 1-, 3- and 5-year investment performance
• Improvement year-over-year
30%	Driving financial results for Janus shareholders	• Total company net flows
• Improvement year-over-year
• Operating income and margin growth
40%	Driving strategic results for long-term success for Janus clients and shareholders	• Continue to execute intelligent diversification strategy

Other NEO Compensation

This section describes how each of the other NEO's (excluding the CEO, "other NEO") compensation is tied to the Company's performance for 2013.

  Other NEO Compensation Decisions

  Base Salary

Base salary represents a small proportion (typically less than 25%) of our other NEOs' compensation and salary increases are rare. The Committee believes that a significant portion of the other NEOs' compensation should be based on Company performance and their individual performance as it relates to the area(s) over which he or she has primary responsibility. As such, the Committee emphasizes variable compensation as the primary element of the other NEOs' compensation program. Mr. Koepfgen and Ms. McPeek each received a base salary increase of $100,000 and $50,000, respectively, in August 2013, commensurate with their respective promotions. The Committee determined that no other salary increases were warranted in 2013.

  Variable Compensation

As illustrated in the accompanying chart, in 2013, 78% of the other NEOs' total direct compensation was variable compensation and not guaranteed, including 36% in the form of LTI awards.

To determine 2013 variable compensation for each of the other NEOs, the Committee evaluated their individual performance and contributions following consultation with the CEO, Janus' Human Resources department, and the Compensation Consultants. The variable compensation awards paid to the other NEOs varied significantly in 2013 based on their individual contributions toward the achievement of Company-wide strategic priorities, as well as the CEO's and the Committee's evaluation of the other NEOs' impact on other business priorities. In addition, in determining the amount of discretionary awards described below, the Committee considered, among other factors, the following:
  •
  contributions to our investment, financial, and strategic goals;

  •
  alignment of pay to performance;

  •
  market compensation levels and structures for similarly situated executives that reflect the scope and characteristics of our operations and the other NEOs' individual responsibilities;

  •
  alignment between individual compensation and the objectives of our compensation programs;

  •
  the results of recent say on pay votes and related discussions with shareholders;

  •
  the Committee's evaluation of the CEO, and the CEO's evaluations of the other NEOs;

  •
  individual performance and contributions to financial and strategic goals, such as those listed in the "Analysis of Pay for Performance" section beginning on page 33; and

  •
  individual expertise, skills, knowledge and tenure in position.

Ultimately, it is the Committee's judgment of these factors, along with competitive data, that form the basis for determining the other NEOs' compensation.

  Individual Performance and Contributions of Our Other NEOs

The charts below describe the key achievements and other noteworthy matters with respect to the other NEOs and provide an analysis of the NEOs' respective compensation breakouts for 2013 as compared to 2012. The compensation shown in the tables below differs from the amounts shown in the "Summary Compensation Table" on page 56 because these tables show variable compensation associated with 2013 performance that was determined and paid for the other NEOs in 2014 (the LTI portion of the variable compensation shown below will be reflected, as applicable, in our summary compensation table for 2015 in accordance with SEC rules).

Bruce L. Koepfgen, President 2013 Total Compensation ($000s):

Key 2013 Achievements:

•

Mr. Koepfgen was instrumental in efforts to reduce leverage and strengthen the balance sheet resulting in a net cash position of $270 million as of December 31, 2013 and a leverage ratio of 2.1x, down from 4.3x in 2009.

•

He drove the Company's continued focus on financial discipline, in addition to the ongoing investments in the business, which allowed a reduction in relative cost base by eight basis points. The Company has reduced fixed spend over the past several years while continuing to invest in the future growth of the firm.

•

Mr. Koepfgen oversaw the successful transition of the entire franchise toward a profit-based compensation model. More than 95% of firm-wide variable compensation is now based upon profits which encourages employees to "act like owners" and aligns employee and shareholder interests.

• Mr. Koepfgen plays a critical role and is actively engaged in the successful partnership with Dai-Ichi Life.
Additional Notes:
• He was promoted to President in August 2013 and received a base salary increase from $400,000 to $500,000.

Jennifer J. McPeek, Executive Vice President and CFO 2013 Total Compensation ($000s):

Key 2013 Achievements:

•

Under Ms. McPeek's leadership, Janus completed a convertible exchange, refinancing the corporate line of credit and repurchased debt in the open market. These balance sheet actions in 2013 both improved the company's financial flexibility and generated significant annual savings.

•

Ms. McPeek was responsible for the implementation of liability-matched investment policies for the Company's corporate cash which is set aside to retire debt, substantially increasing yield on corporate cash portfolios.

•

In response to investor feedback, Ms. McPeek led efforts to enhance investor relations outreach through increased dialogue with both shareholders and analysts, as well as enhanced disclosure in quarterly earnings materials.

• Ms. McPeek led efforts to increase the annual payout of cash flow from operations from 29% in 2012 to 37% in 2013 through dividends and share repurchases.

•

She developed a more robust internal measurement and accountability framework to inform capital and resource allocation decisions. She also played a critical role in the upgrade of the firm's financial reporting and consolidations systems.

Additional Notes:

•

She was promoted to Chief Financial Officer in August 2013 and received a base salary increase from $250,000 to $300,000, and a one-time restricted stock award equal to $250,000 which vests over four years.

Augustus Cheh, President of Janus International 2013 Total Compensation ($000s):

Key 2013 Achievements:

•

Under Mr. Cheh's leadership, the non-U.S. business finished 2013 with just under $24 billion of AUM, representing the highest level of non-U.S. AUM in Janus' history. This achievement was supported by the launch of several global products to fill gaps and foster growth abroad, including; Asia Equity, Global High Yield, Global Dividend, and Diversified Risk Premia.

•

Mr. Cheh was responsible for restructuring the non-U.S. sales force to better align global opportunities and increase the Company's distribution presence without adding significant costs to the business. These efforts are beginning to generate results, and the non-U.S. business delivered $2.9 billion in organic flows in 2013 (17% organic growth rate).

•

Mr. Cheh plays a critical role in the relationship with Dai-Ichi Life which is off to a strong and very successful start over the first 18 months. The full contractual $2 billion of Dai-Ichi Life's general account assets have been invested in the Company's fundamental equity, fixed income, and mathematical equity strategies. Dai-Ichi Life's 50%-owned subsidiary has raised an additional $1 billion in fixed income strategies.

George S. Batejan, Executive Vice President and Global Head of Technology and Operations 2013 Total Compensation ($000s):

Key 2013 Achievements:

•

Mr. Batejan uses a risk based approach to managing Global Technology and Operations. Processes with significant risk were redesigned or automated using work flow tools. Losses due to errors in 2013 were at the lowest level in history, corporate action errors were almost zero, as were errors on institutional cash flow instructions. Trading errors have also dropped dramatically.

• His focus on quality and the creation of quality metrics and other programs have resulted in significant improvements in nearly every process.

•

Mr. Batejan's teams have improved client service as well. The Company institutional client "take-on" process ensures that all operational aspects are ready well before funding, and clients are sharing positive feedback about improvements in this area. Timeliness of net asset valuation delivery to intermediary partners is now class leading and feedback from intermediary partners has materially improved.

•

Under Mr. Batejan's leadership, new technologies were put in place to support critical business functions. Significant improvements were made to vital tools for portfolio managers, portfolio manager trade orders were automated, and Janus completed a major upgrade of the Company's financial reporting and consolidation systems.

•

Mr. Batejan's ongoing commitment to manage expenses tightly within the Global Technology and Operations organization frees up capital for the firm to use in other areas such as AUM and operating income growth.

Elements of Executive Compensation

In addition to compensation amounts that are competitive and appropriate, the Committee intends for the compensation program to be internally fair and equitable relative to roles, responsibilities, and relationships among NEOs. Accordingly, the Committee also considers other factors in the process of determining compensation levels for each NEO other than the CEO, including:

  •
  alignment of pay to performance (i.e., median pay for median performance);

  •
  market compensation levels and structures for similarly situated executives that reflect the scope and characteristics of Janus operations and the NEOs' individual responsibilities;

  •
  alignment between individual compensation and the objectives of the Company's compensation programs, which are aligned with Company profits;

  •
  the results of recent say on pay votes and related discussions with shareholders;

  •
  the Committee's evaluation of each NEO, and the CEO's evaluations of the other NEOs;

  •
  individual performance and contributions to financial and strategic goals, such as those listed in the "Analysis of Pay for Performance" section beginning on page 33;

  •
  individual expertise, skills, knowledge and tenure in position; and

  •
  the continued evolution of the Company's compensation programs and the related recommendations of the Committee's executive compensation consultants.

  Compensation Program Objectives

The Committee believes that Janus provides pay for performance programs that are externally competitive and internally equitable (similar pay opportunities for similar roles and responsibilities) and that support the following compensation program objectives:

  •
  Alignment:  Align the interests of executives with those of both shareholders and clients.

  •
  Pay for Performance:  Reward performance against financial and strategic (non-financial) objectives over the short and long term.

  •
  Competitive Pay:  Attract, retain and motivate top performing executives by offering competitive total compensation opportunities.

  •
  Risk Management:  Mitigate and control excessive risk-taking that could harm the Company's business, its shareholders, or its clients.

  Principal Components of the Janus Pay for Performance Approach

  Base Salary

Janus pays base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries for the NEOs are individually determined by the Committee, in consultation with the Committee Consultants, and reflect the NEO's level of responsibility, expertise, skills, knowledge and experience. The Committee determines the base salary amounts for the upcoming fiscal year each December.

  Variable Compensation

Other than for the CEO, President, and CFO, variable compensation is generally paid out of a pool of funds equal to a percentage of consolidated operating income before the deduction of incentive compensation and overhead ("pre-incentive operating income"). As a result, the overall pool from which variable compensation awards are granted is a function of the Company's performance in any given year. The chart illustrates the change in the variable compensation pool relative to the change in operating income over the past three years.

Variable compensation is awarded in the form of cash and LTI awards (consisting of a mix of stock options, performance-based awards, and/or restricted stock in 2013). A majority of the CEO's compensation is in the form of LTI awards, and the other NEOs receive a significant portion of their variable compensation in the form of LTI awards. The Committee believes LTI awards encourage alignment between the interests of the Company's executive officers and Janus stockholders because the value of the awards is directly dependent on the price of Janus stock.

  Why Variable Compensation Is Divided Between Cash and LTI

The mix of variable compensation for other NEOs is typically split 60% cash and 40% LTI awards, and the mix for the CEO was 40% cash and 60% LTI awards, which represents no significant change from 2012. The Committee believes that this mix maintains an appropriate balance between short- and long-term incentives for the NEOs, thereby continuing to provide appropriate motivation to the NEOs, while still maintaining a strong alignment between the interests of the NEOs and the long-term interests of Janus shareholders.

As set forth in the "Summary Compensation Table" on page 56, the Company issued the following types of long-term incentives for NEOs in 2013:

Title	Type of Awards	Vesting Schedule
CEO	50% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)
	50% Performance Units	3-year cliff performance-based vesting, based on operating income margin growth
President	77% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)
	23% Stock Options	4-year ratable time-based vesting (i.e., 25% each year)
Other NEOs (except President)	100% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)

  Why the Committee Grants Performance Units

In response to feedback from shareholders and ISS, and following consultation with its Compensation Consultants, the Committee introduced performance-based LTI awards into Mr. Weil's 2013 compensation in the form of PSUs. The intent behind the PSUs is to provide a clear link between Mr. Weil's compensation and the long-term performance of the Company. The Committee considered whether to introduce performance-based equity into the compensation structure for the other NEOs, but ultimately decided against it because:

  •
  the NEOs, other than the CEO, President and CFO, are paid from the pre-incentive operating income pool, which means their total variable compensation award is already linked to Company performance through the pool funding formula described above;

  •
  the President has been issued a significant portion of his LTI awards in stock options over the past two years, which are inherently performance-based, as stock options only have value if Janus stock price exceeds the strike price of the stock options;

  •
  the CFO was appointed in August 2013, and as a result, even though she is not included in the pre-incentive operating income pool, the Committee determined that granting her PSUs was not appropriate at this time because she was new to the role; and

  •
  this is a new element in the CEO's compensation structure, and as such, the Committee believes it is important to evaluate the effectiveness of the PSUs before considering incorporating them into the compensation program for the other NEOs;

  Why the Committee Grants Restricted Stock

The Committee believes that issuing restricted stock to NEOs maintains a strong alignment between the equity interests of the NEOs and the long-term interests of Janus shareholders as any value derived from the restricted stock is entirely dependent on the value of Janus' common stock at any given point in time. As Janus' stock price increases or decreases, so does the value of the NEOs' restricted stock. The four-year ratable vesting schedule is designed to provide a retentive component to the equity awards while still delivering value to the NEOs for their contributions to the Company's performance.

Compensation Decision-Making Process

The Committee determines the levels and type of compensation paid to the NEOs. The Committee also considers the scope of each NEO's responsibilities, skills, and talents, demonstrated leadership capabilities, compensation relative to similarly situated peers and Company and individual performance on an absolute and relative basis. External factors, such as market compensation levels, unforeseen issues that arise during the year that may lead to a change or reprioritization of pre-established goals or objectives, and Compensation Consultant recommendations, are also taken into consideration.

  Risk Considerations

As more fully described in the "Corporate Governance – Risk Oversight" section on page 15 the Committee carefully reviews the risks and rewards associated with the Company's compensation programs.

  Peer Groups

Janus competes for top executive talent with a broad and diverse range of public and privately owned asset management firms, including firms that, from a size and complexity perspective, are smaller, larger, or similar to Janus. Recognizing this wide range of competitors and acknowledging the complexity associated with pay and performance comparisons, the Committee:

  •
  reviews compensation practices using two primary comparator groups recommended by McLagan: (i) a Custom Peer Group of 17 companies that are considered most comparable to Janus relative to size, complexity and operating structure; and (ii) an 11-company Public Company Peer Group that broadens the survey sample and allows shareholders to obtain important comparative information independently;

  •
  considers the Company size as compared to the companies in the Custom and Public Company Peer Groups based on revenue and AUM, evaluates relative performance against both peer groups, and acknowledges the Company's current strategic efforts to transition to a more globally diverse organization; and

  •
  does not benchmark specific elements of compensation for any of the NEOs and it does not establish target percentiles for NEOs, other than the CEO, when determining or justifying individual compensation decisions in comparison to the Company's peers.

  Janus' Custom Peer Group

Our Custom Peer Group includes companies that are most similar to Janus relative to size, business complexity and operating structure. This group includes companies that are publicly owned, like Janus, as well as privately owned companies and asset management subsidiaries of larger companies. In 2013, the Committee reviewed the composition of the Custom Peer Group and elected to make several changes to ensure an appropriate frame of reference for evaluating the competitiveness and reasonableness of the NEOs' proposed pay levels. Based on that review, and in consultation with McLagan, the Committee eliminated two companies with significantly greater AUM than Janus and added five companies: one with greater AUM and a similar multi-boutique structure, one with similar AUM and a multi-boutique structure, and three companies with smaller AUM and similar multi-boutique structures.

In determining the reasonableness of the new 17-company Custom Peer Group, the Committee acknowledges that: (i) no single competitor company is exactly like Janus; (ii) Janus competes with a broad range of companies for executive talent; and (iii) the Custom Peer Group provides data from publicly traded asset management companies in addition to the confidential data from private companies, which provides the Committee with a more complete view of the competitive landscape.

The Committee believes that the Custom Peer Group for 2013 provides a reasonable frame of reference for evaluating executive pay levels and practices given a combination of factors, including the competitors' size, geographic scope, operating structure, product breadth, operating complexity, channel coverage, ownership, history, and performance. The Custom Peer Group consists of the following firms:

Janus' Custom Peer Group
2012	2013
AllianceBernstein L.P.	AllianceBernstein L.P.
Affiliated Managers Group*
American Century Investments	American Century Investments
Delaware Investments	Delaware Investments
Eaton Vance Management	Eaton Vance Management
Franklin Templeton Investments (1)*
Invesco plc.*
Jennison Associates, LLC*
Lazard Asset Management LLC*
MFS Investment Management	MFS Investment Management
Morgan Stanley Investment Management	Morgan Stanley Investment Management
Neuberger Berman Group	Neuberger Berman Group
Nuveen Investments	Nuveen Investments
Old Mutual Asset Management*
Oppenheimer Funds, Inc.	Oppenheimer Funds, Inc.
Putnam Investments	Putnam Investments
T. Rowe Price Associates, Inc. (1)	T. Rowe Price Associates, Inc. (1)
Waddell & Reed, Inc.*
Western Asset Management Co.	Western Asset Management Co.
(1)
Considered in pay analysis for all NEOs except for the CEO position. The two exclusions are due to potential compensation distortions for the CEO role due to the applicable CEO's large equity ownership levels.
*
Denotes changes to companies year-over-year.

  Janus' Public Company Peer Group

Our Public Company Peer Group takes into consideration companies with similar business models and represents peers with which the Company may compete for talent, but it also includes companies that are, in some cases, substantially larger than Janus on a revenue and/or AUM basis. There are a smaller number of publicly traded global asset management companies that are similar to Janus when the following factors are taken into consideration: size, geographic scope, operating structure, product breadth, operating complexity, channel coverage, ownership, history, and performance. The Committee acknowledges that the Public Company Peer Group includes companies that are larger than Janus, and for that and other reasons as described on page 34 under the section titled "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Setting Variable Compensation Target", decided to adjust the CEO's 2013 variable compensation target downward by approximately one-third.

The Public Company Peer Group consists of the following firms:

Janus Public Company Peer Group
Affiliated Managers Group, Inc.	Franklin Resources, Inc.
AllianceBernstein Holding L.P.	Invesco Ltd.
Ameriprise Financial, Inc.	Legg Mason, Inc.
Cohen & Steers, Inc.	T. Rowe Price Group, Inc.
Eaton Vance Corp.	Waddell & Reed Financial, Inc.
Federated Investors, Inc

  Role of Compensation Consultants

In making compensation decisions, the Committee relies in part on advice from the Compensation Consultants who provide an objective perspective, comprehensive comparative data on the financial services industry, pay for performance approaches, and general best practices, which enhance the quality of the Committee's decisions. Please refer to "Corporate Governance – Compensation Consultants to the Compensation Committee" on page 17 for additional detail as to the Committee Consultants' activities for 2013.

  Role of Executive Officers

Management assists the Committee by providing information and recommendations on Janus' various compensation programs. At the beginning of each year, the CEO, in conjunction with Janus' Human Resources department and other key leaders within Janus, recommends to the Board and the Committee the financial and strategic objectives for the Company. During the year, management provides the Board and the Committee with periodic progress reports. After the end of each year, management presents the Committee with its evaluation of the Company's performance against those financial and strategic objectives. The CEO then evaluates the individual performance of each member of the senior management team and recommends levels of compensation (other than his own) to the Committee for review and approval.

Additional Compensation Practices and Policies

   Severance Guidelines

The Company generally believes that reasonable severance benefits should be provided to employees whose employment is involuntarily terminated without individual performance issues. Fair and reasonable severance benefits provide some support to terminated employees as they seek new employment. Severance benefits also provide Janus an opportunity to obtain a release of legal claims and enforce additional restrictive covenants (such as non-solicitation clauses), which help protect the business. A description of the severance benefits available to each NEO is outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 64.

  Change in Control

Change in control severance benefits for certain executives are generally intended to mitigate the potential conflict of interest that may arise in a change in control transaction and therefore align the interests of those executives with the interests of Janus shareholders. Relative to the overall value of Janus, these potential change in control benefits are reasonable and consistent with the general practice among the Company's peers. These benefits are based on a "double trigger" approach and only arise if there is a material negative change to employment arising from, or within two years after, a change in control of Janus. The change in control benefits do not include any tax gross-up rights and the executives are personally responsible for the payment of any excise tax. The change in control severance rights of the NEOs, if any, are outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 64. In addition, as of December 30, 2011, all new LTI awards are subject to accelerated vesting only if (i) there is a change in control of Janus, and (ii) the executive's employment is terminated either by the Company without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment) within two years after a change in control of Janus.

  Clawback Policy

LTI awards granted to members of the Company's senior management team are subject to recovery or "clawback" in the event that there is a material misstatement in the financial statements and such misstatement is found to be the result of such senior executive's active participation in, knowing concealment of or knowing failure to identify such misstatement. Any LTI award granted to the applicable senior executive in the three years prior to the misstatement is subject to recovery by Janus (e.g., by forfeiture of unvested awards or repayment of vested awards). This policy supports the Company's commitment to the accuracy of Janus' financial statements and discourages excessive risk-taking.

  Anti-Hedging and Anti-Pledging Policies

The Company prohibits transactions in Janus stock that are speculative in nature by its employees, executives, and directors. Speculative trading includes "put" or "call" options, short sales, hedging or similar derivative transactions. Directors and executives are also prohibited from pledging Janus shares. These policies support the Company's commitment to maintaining the alignment of the interests of employees with the long-term interests of Janus shareholders.

  Grant Procedures for Long-Term Incentive Awards

All LTI awards are granted pursuant to written grant procedures that are designed to avoid grants of LTI awards when the Committee is aware of material non-public information concerning Janus. The grant date is established by the Committee and our written grant procedures, and management has no discretion to establish the grant date.

  Perquisites and Other Benefits

The Committee annually reviews other benefits provided to the NEOs. We generally provide benefits to our executives that are similar to (if not the same as) those offered to other Janus employees, except NEOs are also provided the opportunity to participate in the Executive Income Deferral Program (described below). Although some of the Company's competitors may provide their executives with special perquisites, the Committee believes that the Company can retain top executive talent by providing market-competitive total compensation opportunities and health and retirement benefits. Currently, the NEOs and all other full-time employees can participate in the following benefit programs:

  •
  medical, dental, and vision insurance;

  •
  life insurance and short- and long-term disability insurance;

  •
  charitable gift matching by Janus of up to $2,000 per employee per year;

  •
  401(k) contribution match of up to 4% (beginning in 2014) of eligible compensation; and

  •
  relocation, housing, travel assistance and other cost reimbursements.

Janus also offers a tax-deferred compensation program to key executives and directors. See "Executive Compensation – Non-Qualified Deferred Compensation" on page 64. None of the NEOs elected to participate in this deferral program in 2013.

  Section 162(m) Compliance

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid in any one fiscal year to a corporation's CEO and three other most highly compensated executive officers (other than the CFO) as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Janus generally intends to structure its variable compensation to achieve tax deductibility under Section 162(m). To facilitate that objective, specified performance thresholds for funding variable compensation must be satisfied before payments are made. Achievement of the threshold performance criteria did not guarantee that the NEOs would receive any specific variable compensation for 2013.

All compensation paid in 2013 was deductible; however, the Committee may make compensation decisions that do not result in tax deductibility. The Committee believes that shareholder interests are best served by allowing the Committee discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Janus' compensation plans and practices, and works with management and the Committee Consultants to establish Janus' executive compensation philosophy and programs. The Committee is composed entirely of independent directors, as defined under the Company's Governance Guidelines and the NYSE Listing Standards.

The Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

  Timothy K. Armour, Chairman
  G. Andrew Cox
  Eugene Flood, Jr.*
  Lawrence E. Kochard

*Appointed on January 21, 2014

Executive Compensation

   Summary Compensation Table

The following table contains information about the compensation that Janus paid during 2013, 2012 and 2011 to the NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (4)		Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($) (8)	All Other Compensation ($) (9)	Total ($)
Richard M. Weil,	2013	$500,000	$2,429,990	(5)	–	$1,620,000	$168,023	$4,718,013
CEO	2012	$500,000	$2,850,006		–	$1,400,000	$232,283	$4,982,289
	2011	$500,000	$3,631,099	(6)	–	$1,900,000	$120,053	$6,151,152
Bruce L. Koepfgen,	2013	$441,670	$655,196		$200,002	$1,200,000	$46,539	$2,543,407
President (1)	2012	$400,000	$489,998		$599,999	$982,800	$39,593	$2,512,390
	2011	$243,056	–		–	$735,000	$246,145	$1,224,201
Jennifer J. McPeek,	2013	$270,840	$353,949		–	$300,000	$23,041	$947,830
Executive Vice
President and CFO (2)
Augustus Cheh,	2013	$401,149	$739,999		–	$1,110,000	$316,980	$2,568,128
President of Janus	2012	$401,175	$778,002		–	$1,110,000	$323,299	$2,612,476
International (3)	2011	$304,668	$552,502		–	$2,119,500	$220,322	$3,196,992
George S. Batejan,	2013	$400,000	$200,002		–	$315,000	$27,989	$942,991
Global Head of Technology	2012	$400,000	$199,998		–	$300,000	$30,373	$930,371
and Operations	2011	$350,000	$61,667		–	$500,000	$143,428	$1,055,095
(1)
Mr. Koepfgen became Executive Vice President on May 23, 2011 and CFO on August 1, 2011, accordingly, the 2011 amounts reflect approximately six months of service. Mr. Koepfgen was appointed President on August 1, 2013.

(2)
Ms. McPeek was appointed Chief Financial Officer on August 1, 2013.

(3)
Mr. Cheh became President of Janus International on March 29, 2011, accordingly, the 2011 salary reflects approximately nine months of service. His compensation differs slightly from the terms of his offer letter described in the "– Employment Arrangements with Named Executive Officers" section on page 60 due to currency fluctuations.

(4)
Amounts shown represent the restricted stock awards granted in the reported year for services provided in the prior year, except for: (i) Mr. Weil's $3,631,099 awards granted in 2011 for services provided in 2011; (ii) Mr. Weil's $2,850,006 awards granted in 2012 for services provided in 2012; (iii) Mr. Weil's $2,429,990 awards granted in 2013 for services provided in 2013 and (iv) Mr. Cheh's $552,502 employment inducement award granted in 2011. The value of each restricted stock award (or restricted stock units in the case of Mr. Cheh, who receives restricted stock units due to international tax considerations) in this table is determined pursuant to Accounting Standards Codification ("ASC") Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus' stock price and the NEO's continued employment.

(5)
Awards consist of a restricted stock award with a fair market value of $1,214,995 that vests over four years and a $1,214,995 performance stock unit award that is subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. The value of each performance stock unit award in this table is determined pursuant to ASC Topic 718 using Monte Carlo pricing simulations. These awards are more fully described on page 61 under the section titled "—Equity and Other Incentive Compensation Arrangements with Named Executive Officers—Performance Stock Unit Awards." The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus' three-year operating margin and the NEO's continued employment.

(6)
Awards consist of a restricted stock award with a fair market value of $2,400,000 that vests over four years; a $598,584 performance stock unit award that is subject to an $8.00 stock price hurdle and a four-year vesting schedule; and a $632,515 performance stock unit award that is subject to a $10.00 stock price hurdle and a four-year vesting schedule. The value of each performance stock unit award in this table is determined pursuant to ASC Topic 718 using Monte Carlo pricing simulations. These awards are more fully described on page 61 under the section titled "– Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards." The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus' stock price and the NEO's continued employment.

(7)
Amounts shown represent stock options granted in the reported year for services provided in the prior year. The market value of stock option awards was determined on the date of grant pursuant to ASC Topic 718 using the Black-Scholes option pricing model using assumptions discussed in Note 11 to Janus' financial statements for the year ended December 31, 2013, included in the Company's Annual Report on Form 10-K. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus' stock price and the NEO's continued employment.

(8)
The amounts shown in the "Non-Equity Incentive Plan Compensation" column represent compensation earned under the variable compensation plans in accordance with at least the achievement of predetermined Section 162(m) performance goals as certified by the Compensation Committee. Compensation under these plans includes cash bonuses and mutual fund share unit awards. The amounts set forth in the Non-Equity Incentive Plan Compensation column include the following:

Name	Year	Cash Awards	Mutual Fund Share Awards		Total
Richard M. Weil	2013	$1,620,000	–		$1,620,000
	2012	$1,400,000	–		$1,400,000
	2011	$1,900,000	–		$1,900,000
Bruce L. Koepfgen	2013	$1,200,000	–		$1,200,000
	2012	$982,800	–		$982,800
	2011	$735,000	–		$735,000
Jennifer J. McPeek	2013	$300,000	–		$300,000
Augustus Cheh	2013	$1,110,000	–		$1,110,000
	2012	$1,110,000	–		$1,110,000
	2011	$1,167,000	$952,500	&zwsp; (a)	$2,119,500
George S. Batejan	2013	$315,000	–		$315,000
	2012	$300,000	–		$300,000
	2011	$300,000	$200,000		$500,000
(a)
Mr. Cheh's award includes a $552,500 employment inducement award in the form of a mutual fund share award granted on March 29, 2011.

(9)
The amounts shown in the "All Other Compensation" column include the following:

Name	Year	ESOP Contri- butions (a)	Profit Sharing Contri- butions (a)	401(k) Contri- butions		Company- paid Premiums (b)	Health Insurance Premiums (c)	Dividends on Unvested Restricted Stock		Other		Total
Richard M. Weil	2013	–	–	$7,650		$2,612	$13,346	$144,415		–		$168,023
	2012	–	–	$7,500		$2,612	$13,135	$209,036		–		$232,283
	2011	$2,450	$2,450	$7,350		$2,610	$12,875	$92,318		–		$120,053
Bruce L. Koepfgen	2013	–	–	$7,650		$2,455	$13,346	$23,088		–		$46,539
	2012	–	–	$7,500		$2,377	$13,135	$16,581		–		$39,593
	2011	$2,450	$2,450	$7,350		$1,385	$7,510	–		$225,000	&zwsp; (d)	$246,145
Jennifer J. McPeek	2013	–	–	$7,650		$2,063	$4,938	$8,390		–		$23,041
Augustus Cheh	2013	–	–	$20,057	&zwsp; (e)	$1,468	$11,094	$33,776	&zwsp; (f)	$250,585	&zwsp; (g)	$316,980
	2012	–	–	$24,955	&zwsp; (e)	$1,095	$10,467	$35,790	&zwsp; (f)	$250,992	&zwsp; (g)	$323,299
	2011	–	–	$15,233	&zwsp; (e)	$542	$7,191	$6,938	&zwsp; (f)	$190,418	&zwsp; (g)	$220,322
George S. Batejan	2013	–	–	$7,650		$2,377	$9,482	$8,480		–		$27,989
	2012	–	–	$7,500		$2,377	$12,681	$7,815		–		$30,373
	2011	$2,450	$2,450	$7,350		$2,257	$13,466	$722		$114,733	(h)	$143,428
(a)
Amounts shown represent ESOP and profit-sharing contributions earned in the reported year and paid in the following year.

(b)
Includes premiums paid by the Company on behalf of the NEO for group term life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance.

(c)
Health insurance benefits are generally available to all employees, and include health, dental and vision.

(d)
The amount in 2011 includes a $225,000 relocation allowance received by Mr. Koepfgen at hire date to cover certain housing and travel expenses.

(e)
Amounts include the contributions to the Hong Kong Mandatory Provident Fund on Mr. Cheh's behalf.

(f)
Mr. Cheh receives restricted stock units instead of restricted stock awards due to international tax considerations. As a result, Mr. Cheh receives dividend equivalents in the form of restricted stock units, instead of cash dividends.

(g)
Amounts include the housing allowance received by Mr. Cheh.

(h)
The amount in 2011 includes relocation assistance Mr. Batejan received for his move to Denver, including a $24,922 tax gross-up arising from such relocation assistance.

  Grants of Plan-Based Awards in 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan (2)				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Market Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Units (#)	Options (#) (3)	($/Sh) (4)	Awards ($) (5)
Richard M. Weil	12/31/13					97,747	(6)					$1,214,995
	12/31/13				0	89,933	(6)	179,866				$1,214,995
	1/1/13		$1,620,000
Bruce L. Koepfgen	2/8/13					67,062						$655,196
	2/8/13									45,455	9.77	$200,002
	1/1/13		$1,200,000
Jennifer J. McPeek	2/8/13					10,640						$103,953
	8/1/13					25,667						$249,996
	1/1/13		$300,000
Augustus Cheh	2/8/13					79,421	&zwsp; (7)					$773,776	&zwsp; (7)
	1/1/13		$1,110,000
George S. Batejan	2/8/13					20,471						$200,002
	1/1/13		$315,000
(1)
Represents variable cash compensation earned in 2013 but paid in 2014 under the variable compensation programs. Such plans had a performance period beginning January 1, 2013.

(2)
Represents shares of restricted stock granted during 2013 except as described in footnote (7) below. The awards ratably vest over four years. Each unvested share of restricted stock held by a NEO is entitled to cash dividends declared on Janus common stock, which recently has been at the quarterly rate of $0.07 per share. This dividend payment is included within "All Other Compensation" of the "Summary Compensation Table" on page 56.

(3)
Represents stock option awards granted during 2013. See the "– Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Stock Options" section on page 62 for more information about stock options. The dollar value of stock option awards on the date of grant was determined with the Black-Scholes option pricing model utilizing assumptions discussed in Note 11 to Janus' financial statements for the year ended December 31, 2013, included in the Company's Annual Report on Form 10-K.

(4)
Pursuant to the terms of Janus' 2005 Long Term Incentive Stock Plan ("2005 LTI Plan") under which all stock option awards described above were granted, the exercise price for each stock option is determined based on the average of the high and low trading prices on the date of grant.

(5)
Represents the fair market value of the awards on grant date, as required by ASC Topic 718.

(6)
Mr. Weil received 97,747 shares of restricted stock that vest over four years, and 89,933 shares of performance stock unit awards that are subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. These awards are more fully described on page 61 under "– Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards."

(7)
Includes 3,679 restricted stock units with a value of $33,777 granted as dividend equivalents on May 24, 2013, August 23, 2013 and November 22, 2013.

   Employment Arrangements with Named Executive Officers

We do not have a formal written employment agreement with any of the NEOs. Each NEO receives an annual base salary and is entitled to all health and retirement benefits offered to the Company's other senior executives (Hong Kong executives in the case of Mr. Cheh). Mr. Cheh is also entitled to an annual housing allowance of approximately $250,000.

All variable compensation awards are determined by the Compensation Committee. Any awards to the NEOs (other than Mr. Cheh) are subject to, at a minimum, at least the achievement of performance criteria in compliance with Section 162(m) of the Code. (A more detailed description of the NEOs' compensation arrangements can be found in the "Compensation Discussion and Analysis" section of the Proxy Statement, beginning on page 28.)

Each of the NEOs has agreed that during his or her employment and for a period of one year after his or her termination not to (i) employ or attempt to employ or engage on behalf of any competitive business any employee or contractor of Janus or any of its affiliates (individually, a "Janus Entity") or (ii) divert, attempt to divert, solicit or engage on behalf of any competitive business, any business of an investment advisory or investment management client of a Janus Entity, to which a Janus Entity rendered services during the six-month period immediately preceding his or her termination. (Such restrictions are referred to as the "Non-Solicitation Obligations" in this Proxy Statement.)

During his employment and for a period of one year after his termination of employment, Mr. Cheh agreed to restrictive covenants similar to the Non-Solicitation Obligations as described above, except that the restrictive covenants related to Janus customers or clients applies to customers of any Janus Entity during the two year period and any competitive business during the one year period, respectively, immediately preceding Mr. Cheh's termination.

  Equity and Other Incentive Compensation Arrangements with Named Executive Officers

Restricted stock, stock options, PSUs, and mutual fund share awards set forth in the "Summary Compensation Table" on page 56 were granted pursuant to the terms of the 2010 LTI Plan, the 2005 LTI Plan, the Amended and Restated Janus Mutual Fund Share Investment Plan ("Mutual Fund Plan"), and the Janus 2004 Employment Inducement Award Plan ("2004 EIA Plan").

  Restricted Stock

Except for certain employment inducement awards granted to some of the NEOs from the 2004 EIA Plan, restricted stock awards granted since 2009 are subject to a four-year ratable vesting schedule, which is consistent with the minimum vesting period of three years under the plan documents. Vesting of restricted stock awards accelerates if the executive dies or becomes disabled.

Additionally, the vesting of restricted stock awards granted prior to April 25, 2012 accelerates if the executive meets the Company's requirement of 55 years of age and ten years of service (referred to collectively as "age and service requirement") and terminates employment. Restricted stock awards granted after April 25, 2012 continue to vest in accordance with the award's original vesting schedule if the executive meets the Company's service requirement or is 60 years of age ("age requirement") upon termination of employment due to retirement.

Restricted stock awards granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Restricted stock awards granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

Each unvested share of restricted stock held by an executive is entitled to cash dividends declared on Janus common stock. This dividend payment is included within the "All Other Compensation" column of the "Summary Compensation Table" on page 56.

  Mutual Fund Share Awards

The Mutual Fund Plan is designed to grant eligible employees LTI awards in the form of cash compensation that is subject to a vesting schedule and credited with income, gains and losses based on the performance of the Janus mutual fund investments selected by the participant from a list of Janus-designated mutual funds. Once vested, the net cash proceeds are used to purchase shares of the Janus mutual funds selected by the participant (or the Janus Money Market Fund if such mutual fund is not available). Awards under the Mutual Fund Plan granted to the NEOs are set forth in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 56.

Awards made under the Mutual Fund Plan since 2009 have been granted with a four-year ratable vesting schedule (except certain employment inducement awards granted to some of the NEOs). The vesting of all mutual fund share awards will accelerate if the executive dies or becomes disabled. Additionally, the vesting of mutual fund share awards granted prior to April 25, 2012 accelerates if the executive meets the Company's age and service requirement.

Mutual fund share awards granted after April 25, 2012 continue to vest in accordance with the award's original vesting schedule if the executive meets the age and service requirement or age requirement upon termination of employment due to retirement. Mutual fund share awards granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus.

Mutual fund share awards granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment).

Upon vesting, executives receive the cash value of the award adjusted for earnings or losses attributed to the mutual funds to which the award was indexed, subject to legally required tax withholding.

  Performance Stock Unit Awards

  2011 Performance Stock Units

The 2011 performance stock unit awards ("2011 PSU Awards"), which were only granted to the CEO, will only vest if both the applicable stock price hurdles ($8.00 and $10.00 per share) and time-based vesting schedule (four-year, pro-rated vesting) are met. To be eligible to vest, Janus stock price must remain above the applicable stock price hurdle for 20 consecutive trading days at any time during the four-year term of the award. If the stock price does not exceed the respective stock price hurdle for any 20-day period during the four-year term, then the performance stock unit award is forfeited. There can be a catch-up of vesting if the stock price hurdle is met later within the four-year term (e.g. if stock price does not meet the $8.00 hurdle until the third year, then on the third vesting date there would be a 50 percent catch up vesting, plus the 25 percent that would otherwise vest on the third vesting date). As of December 31, 2013, both stock price hurdles have been met.

For a summary of awards vesting in 2013, refer to the "2013 Restricted Stock Vested" table on page 64 below. The 2011 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested performance stock unit awards.

Additionally, the vesting of the 2011 PSU Awards accelerates if the executive dies or becomes disabled. The 2011 PSU Awards have accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment).

  2013 Performance Stock Units

The 2013 performance stock unit awards ("2013 PSU Awards"), which were only granted to the CEO, will only vest if the Company's 3-Year OIM (defined above on page 41) is greater than 27%. If the 3-Year OIM equals 31%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 35%, then 200% of Mr. Weil's PSUs will vest. All amounts between 27%, 31%, and 35% will be interpolated on a straight line basis. The formula used to determine the 3-Year OIM is described in more detail under "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Actual Total Variable Compensation – Performance Stock Units (PSUs)" on page 41 above.

For a summary of awards vesting in 2013, refer to the "2013 Restricted Stock Vested" table on page 64 below. The 2013 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested performance stock unit awards.

Additionally, if the executive dies or becomes disabled, the 2013 PSU Awards will vest based upon the Company's applicable performance through the date of the latest quarterly financial statements prior to the executive's death or disability. If (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), then the performance criteria for the 2013 PSU Awards shall be measured based on applicable performance through the date of the Company's latest quarterly financial statements prior to the change in control. The portion of the 2013 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2016.

  Stock Options

Janus has significantly reduced the number of stock option grants it has made to its executives. Stock option awards granted since 2009 are subject to a four-year ratable vesting schedule. The vesting of the stock option awards accelerates if the executive dies or becomes disabled. Additionally, the vesting of stock option awards granted prior to April 25, 2012 accelerates if the executive meets the service or age requirement and terminates employment. Stock option grants made after April 25, 2012 continue to vest in accordance with the award's original vesting schedule if the executive meets the service or age requirement upon termination of employment due to retirement.

Stock options granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Stock options granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

   Outstanding Equity Awards at 2013 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard M. Weil	351,562	117,188	$11.78	2/5/17	–	–	–		–
	–	–	–	–	–	–	605,603		$7,491,309
	–	–	–	–	–	–	124,550	(3)	$1,540,684
	—	–	–	–	–	–	89,933	(4)	$1,112,471
Bruce L. Koepfgen	37,878	113,637	$8.57	2/1/19	–	–	–		–
	–	45,455	$9.77	2/1/20	–	–	–		–
	–	–	–	–	–	–	109,944		$1,360,007
Jennifer J. McPeek	–	–	–	–	–	–	48,508		$600,044
Augustus Cheh	–	–	–	–	–	–	163,124		$2,017,844
George S. Batejan	–	–	–	–	–	–	40,381		$499,513
(1)
Stock options are subject to a four-year ratable vesting schedule.

(2)
Represents total unvested restricted stock awards as of December 31, 2013 (except as described in footnotes 2 and 3). The awards are subject to a four-year ratable vesting schedule.

(3)
Represents the 2011 PSU Awards as of December 31, 2013. The awards are subject to a four-year vesting schedule. The 2011 PSU Awards are subject to both stock price hurdles as described beginning on page 61 under the section titled "– Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards". Mr. Weil has 124,550 PSUs that were granted in 2011.

(4)
Represents the 2013 PSU Awards as of December 31, 2013. The 2013 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year OIM performance hurdle as calculated at the end of the three-year performance period as described under the section titled "– Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards" beginning on page 61. Mr. Weil has 89,933 PSUs that were granted in 2013 which have the potential to be earned at 200%.

  2013 Restricted Stock Vested

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Richard M. Weil (2)	550,874	$5,893,630
Bruce L. Koepfgen	14,294	$133,649
Jennifer J. McPeek	4,416	$41,290
Augustus Cheh	42,243	$401,641
George S. Batejan	7,038	$65,805
(1)
The value of each vested restricted stock award was calculated by multiplying the fair market value (the average of the high and low trading prices on the vesting date) of Janus common stock on the vesting date by the number of shares that vested.

(2)
Includes vesting of 2011 PSU Awards of 95,150 shares with a value of $1,182,715.

  Pension Benefits

None of the NEOs participates in or has benefits accrued under any qualified or non-qualified defined benefit plan sponsored by Janus.

  Non-Qualified Deferred Compensation

None of the NEOs elected to participate in the Executive Income Deferral Program in 2013 and none have any balances in this program. Under the Executive Income Deferral Program, the NEOs and other executives of the Company and its affiliates may elect to defer payment of up to 50 percent of their base salary, all or a portion of their annual cash bonus, and all or a portion of their restricted stock awards. All compensation deferred under this program is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds selected by the participant, and all restricted stock awards deferred will convert into restricted stock units. A participant's interest in the deferred compensation is payable in a single payment or in installments upon a specified date (at least two years after the deferral) following separation from service.

  Termination and Change in Control Arrangements with Named Executive Officers

  Richard M. Weil

  Termination by Janus (Other than for Cause) Prior to a Change in Control

Mr. Weil is not a party to a written severance agreement covering terminations prior to a change in control. Janus' severance guidelines are applicable to all employees in the event of an involuntary termination without material performance problems ("Severance Guidelines"). To be eligible to receive any benefits under the Severance Guidelines, Janus requires that the affected employee execute a comprehensive legal release, which would include a 12-month non-solicitation and non-interference covenant relating to employees and clients, and a general non-disparagement covenant. If termination is a result of material performance problems, the employee would only be provided two weeks of base salary in lieu of a two-week termination notice. Based on the Company's Severance Guidelines, if there is an involuntary termination of Mr. Weil's employment without material performance problems, he would be entitled to receive the following severance benefits, based on his tenure:

Compensation Element	Amount
Lump Sum Salary Payment	Payment equal to six months of salary
Cash Bonus	Payment equal to a pro-rata bonus payment (based on prior year's bonus) if termination is after July 1
Medical Benefits	Company-paid benefits for six months

  Termination by Janus (Other than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

Janus has entered into a change in control agreement with Mr. Weil. The term of the change in control agreement ends December 31, 2014, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. If a change in control (as defined in the agreement) occurs during the term of the agreement or any extension thereof, then the agreement becomes operative for a fixed two-year period from the change in control. The agreement provides generally that the terms and conditions of Mr. Weil's employment (including position, location, compensation, and benefits) will not be materially and negatively changed during the two-year period after a change in control.

In the event that Janus terminates Mr. Weil's employment other than for cause, death or disability, or if Mr. Weil resigns for "good reason" (unless the Company remedies such event within 30 days after he provides a written notice to the Company within 90 days of such event), in each case, within two years following a change in control, Janus will provide the following payments and benefits to Mr. Weil: (i) a lump sum severance payment equal to two times the annual target cash compensation in the calendar year immediately preceding the termination of employment (or if higher, in the calendar year immediately preceding the change in control); (ii) a lump sum severance payment equal to two times the value of Janus' contributions made on behalf of Mr. Weil to the Janus 401(k), Profit Sharing and ESOP Plan in the four calendar quarters prior to termination of employment (or if higher, in the four calendar quarters prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months for Mr. Weil and his dependents; and (iv) outplacement services for three months. Mr. Weil is not entitled to an excise tax gross-up payment. Any cash or non-cash payments will be reduced if such reduction results in a higher after-tax payment to the employee than if the full amounts were paid. Mr. Weil may also exercise any vested stock option awards until the award's expiration date.

"Good reason" arises when there is (without his express written consent): (i) a material negative change in the nature or status of his responsibilities; (ii) a material negative change to his aggregate target compensation or an adverse change to the compensation calculation methodology; (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where he primarily performs services to Janus; or (iv) a failure to assign his employment-related agreements to a successor company.

Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Weil arising from any dispute concerning the interpretation or enforcement of the agreement plus interest (subject to reimbursement if he does not prevail).

Mr. Weil's LTI awards are also subject to vesting under certain circumstances upon or following a change in control as described in "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" beginning on page 60.

  Termination for Death, Disability or Retirement

If Mr. Weil's employment is terminated as a result of his death or disability, Mr. Weil (or his estate) is entitled to benefits in accordance with Janus' policies generally applicable to all employees. In addition, unvested LTI awards other than the 2011 and 2013 PSU Awards will immediately vest and be paid in full, and he (or his estate) may exercise any vested stock options at any time up to the award's expiration date following termination of employment as a result of death or disability.

If Mr. Weil retires, and meets the service or age requirements as applicable, his unvested LTI awards shall vest as described beginning on page 60 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers." Mr. Weil will have five years following retirement to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other than for Good Reason

Upon termination for any other reason, Mr. Weil is not entitled to any payment or benefit other than the payment of unpaid salary. In addition, upon termination of his employment for any other reason, Mr. Weil will forfeit any outstanding unvested LTI awards except that he will have three months following termination of employment to exercise any vested stock options.

  Bruce L. Koepfgen, George S. Batejan, and Jennifer J. McPeek

  Termination by Janus (Other than for Cause) Prior to or After a Change in Control

Messrs. Koepfgen and Batejan and Ms. McPeek are not a party to a written severance agreement covering terminations either prior to or after a change in control. Based on the Company's Severance Guidelines described above, if there had been an involuntary termination without material performance problems, he or she would be entitled to the following severance benefits based on his or her tenure:

Compensation Element	Amount
Lump Sum Salary Payment	Payment equal to six months of salary
Cash Bonus	Payment equal to a pro-rata bonus payment (based on prior year's bonus) if termination is after July 1
Medical Benefits	Company-paid benefits for six months

LTI awards for Messrs. Koepfgen and Batejan and Ms. McPeek are also subject to vesting under certain circumstances upon or following a change in control as described in "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" beginning on page 60.

  Termination for Death, Disability or Retirement

If the employment of Messrs. Koepfgen and Batejan or Ms. McPeek is terminated as a result of his or her death or disability, he or she (or his or her estate) is entitled to benefits in accordance with Janus' policies generally applicable to all employees. In addition, all unvested LTI awards will immediately vest and be paid in full, and he or she (or his or her estate) will have one year to exercise any vested stock options following termination of employment as a result of death or disability.

If Messrs. Koepfgen and Batejan or Ms. McPeek retires, and meets the service or age requirements as applicable, his or her unvested LTI awards shall vest as described beginning on page 60 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers."

Each of Messrs. Koepfgen and Batejan and Ms. McPeek will have five years following retirement to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other than for Good Reason

Upon termination for any other reason, Messrs. Koepfgen and Batejan and Ms. McPeek are not entitled to any payment or benefit other than the payment of unpaid salary. In addition, outstanding unvested LTI awards for Messrs. Koepfgen and Batejan and Ms. McPeek will be forfeited and he or she will have three months following termination of employment to exercise any vested stock options.

  Augustus Cheh

  Termination by Janus (Other than for Cause) Prior to or After a Change in Control

Under Mr. Cheh's offer letter, he is entitled to specific severance benefits if, during the third year of his employment (ending April 3, 2014), his employment is terminated or his role is substantially diminished. Subject to his signing a full legal release, the amount of his severance benefit would be an amount equal to $2,250,000 plus the value of the unvested portion of his new hire LTI award, less any amounts paid to him for services rendered during the third year of his employment (excluding from this calculation the unvested portion of his new hire LTI award and his annual housing allowance).

Other than as it relates to termination during his third year of employment, Mr. Cheh is not a party to a written severance agreement covering terminations prior to or after a change in control. Based on the Company's Severance Guidelines described above, if there had been an involuntary termination of Mr. Cheh without material performance problems, he would be entitled to receive the following severance benefits based on his tenure:

Compensation Element	Amount
Lump Sum Salary Payment	Payment equal to six months of salary
Cash Bonus	Payment equal to a pro-rata bonus payment (based on prior year's bonus) if termination is after July 1
Medical Benefits	Company-paid benefits for six months

Mr. Cheh's LTI awards are also subject to vesting under certain circumstances upon or following a change in control as described in "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" beginning on page 60.

  Termination for Death, Disability or Retirement

If Mr. Cheh's employment is terminated as a result of his death or disability, Mr. Cheh (or his estate) is entitled to benefits in accordance with Janus' policies generally applicable to all employees. In addition, all unvested LTI awards will immediately vest and be paid in full.

If Mr. Cheh retires, and meets the service or age requirements as applicable, his unvested LTI awards shall vest as described beginning on page 60 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers."

  Termination by Janus for Cause or by the Executive Other than for Good Reason

Upon termination for any other reason, Mr. Cheh is not entitled to any payment or benefit other than the payment of unpaid salary. In addition, Mr. Cheh's outstanding unvested LTI awards will be forfeited.

Estimated NEO Post-Termination Payments & Benefits $ actual
		Termination or Separation for:
Name	Payment (1) / Benefit (2)	With Cause or Without Good Reason	Without Cause or for Good Reason (No CIC)	Without Cause or for Good Reason Following a CIC	Death or Disability
Richard M. Weil	Cash Severance	$–	$1,870,000	$5,000,000	$–
CEO	Long-term Incentive Vesting	–	–	10,213,604	10,213,604
	Benefits	–	13,173	45,242	–
	Total	$–	$1,883,173	$15,258,846	$10,213,604
Bruce L. Koepfgen	Cash Severance	$–	$1,450,000	$1,450,000	$–
President	Long-term Incentive Vesting	–	–	1,910,011	1,910,011
	Benefits	–	13,173	13,173	–
	Total	$–	$1,463,173	$3,373,184	$1,910,011
Jennifer McPeek	Cash Severance	$–	$450,000	$450,000	$–
EVP and CFO	Long-term Incentive Vesting	–	–	728,686	728,686
	Benefits	–	8,969	8,969	–
	Total	$–	$458,969	$1,187,655	$728,686
Augustus Cheh	Cash Severance	$–	$1,850,000	$1,850,000	$–
President, Janus Int'l	Long-term Incentive Vesting	–	463,781	2,724,222	2,724,222
	Benefits	–	12,047	12,047	–
	Total	$–	$2,325,828	$4,586,269	$2,724,222
George S. Batejan	Cash Severance	$–	$515,000	$515,000	$–
EVP and Global Head	Long-term Incentive Vesting	–	–	704,853	704,853
of Tech. and Ops.	Benefits	–	11,241	11,241	–
	Total	$–	$526,241	$1,231,094	$704,853
(1)
Long-term incentive award vesting reflects acceleration of restricted stock, options and performance-based restricted stock units (as applicable to each participant).

(2)
Benefits include medical benefits, outplacement services and any applicable retirement contributions.

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY VOTE)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we seek a vote, on an advisory (non-binding) basis, from shareholders to approve the compensation of the NEOs. This proposal is also referred to as the say on pay vote. At the Company's 2011 annual shareholders meeting, we submitted a non-binding advisory vote to our shareholders to determine the frequency of its future say on pay votes. A majority of shareholders approved an annual say on pay vote, and the Board of Directors agreed with the shareholders and determined that it would submit a say on pay vote to shareholders annually.

In deciding how to vote on this proposal, the Board of Directors and the Compensation Committee recommend you review the alignment between NEO compensation and performance, more fully described in the "Compensation Discussion and Analysis" section beginning on page 28, and the 2013 compensation of the NEOs in the "Summary Compensation Table" section beginning on page 56. For the reasons described in those sections, the Board of Directors urges you to approve the following resolution:

  RESOLVED, that the shareholders of Janus Capital Group Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

   Effect of Say on Pay Vote

Although the say on pay vote is non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on compensation and other important governance topics with shareholders. As was the case with the 2013 say on pay vote, the Board and the Compensation Committee will carefully consider the 2014 say on pay voting results in order to understand any shareholder issues with the Company's executive compensation. Shareholders who want to communicate with the Board or management should refer to "Corporate Governance – Communications with the Board of Directors" on page 17 of this Proxy Statement for additional information. However, the say on pay vote is not to be construed as overruling a decision by the Company or its Board, and, in accordance with SEC regulations, the non-binding vote does not create or imply any change to the fiduciary duties of the Company or its Board.

  Vote Required for Approval

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect on the adoption of this proposal.

The Board of Directors recommends that you vote "FOR" advisory approval of the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

Equity Compensation Plan Information

The following table presents information, determined as of February 28, 2014, about outstanding awards and shares remaining available for issuance under the Company's equity-based LTI plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity comp plans approved by shareholders (1)	4,952,573	$13.97	5,159,330	(4)
Equity comp plans not approved by shareholders (2)	1,850,034	$14.41	1,000,000
Total (3)	6,802,607	$14.09	6,159,330
(1)
Includes Janus' 1998 Long Term Incentive Plan ("1998 LTI Plan"), the 2005 LTI Plan, and the 2010 LTI Plan.

(2)
Consists of the 2004 EIA Plan and the 2012 EIA Plan (collectively the "EIA Plans"). In accordance with the NYSE Listing Standards, the EIA Plans only permit awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus entity. Any equity award granted under the EIA Plans requires the issuance of a press release and NYSE notification of the additional shares being issued.

(3)
Weighted average remaining term for outstanding stock options as of February 28, 2014 was 1.62 years.

(4)
As of February 28, 2014, approximately 1,950,395 stock options and 96,315 shares of restricted stock were available for future issuance under the 2005 LTI Plan, and zero (0) shares of common stock were available for future issuance under the 1998 LTI Plan. As of February 28, 2014, approximately 3,112,620 shares were available for future issuance under the 2010 LTI Plan (includes 179,866 reserved shares representing 200% of Mr. Weil's 2013 PSU Award). Also, Janus had 7,658,625 shares of unvested restricted stock and restricted stock unit awards outstanding as of February 28, 2014 (includes 89,933 unvested shares representing 100% of Mr. Weil's 2013 PSU Award).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than 10 percent of the Company's equity securities to file reports of holdings and transactions in its equity securities with the SEC and the NYSE generally within two business days of a reportable transaction. The Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all Section 16(a) SEC filing requirements applicable to its directors and executive officers for fiscal year 2013 were timely met, except as follows. During the period from November 17, 2011 through December 31, 2013, Mr. Armour failed to timely file five reports with respect to an aggregate of 11 transactions. Each such transaction was with respect to a purchase of Company shares of common stock by Mr. Armour's broker upon the receipt of our quarterly cash dividend.

Shareholder Proposals for the 2015 Annual Meeting

Under SEC rules, shareholders intending to present a proposal at the Company's 2015 annual shareholders meeting ("2015 Annual Meeting") and have it included in the Proxy Statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act must submit the proposal in writing to: Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. We must receive the proposal no later than November 12, 2014.

Shareholders intending to present a proposal at the 2015 Annual Meeting but not include it in the Company's Proxy Statement, and shareholders intending to nominate a person for election to the Board of Directors must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal or to make such a nomination and set forth other information specified in the Bylaws. The notice must be received by the Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, no more than 120 days and no less than 90 days prior to the anniversary date of the immediately preceding year's annual meeting. Therefore, we must receive any such notice for the 2015 Annual Meeting no earlier than December 25, 2014, and no later than January 24, 2015. If the notice is received before December 25, 2014, or after January 24, 2015, it will be considered untimely and we will not be required to present the proposal or nominee for voting at the 2015 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

 Householding

Under SEC rules, we are permitted to deliver a single copy of the Notice and, if requested, Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called "householding", allows us to reduce the number of copies of these materials that we must print and mail. Even if householding is used, each shareholder will continue to receive, if requested, a separate proxy card or voting instruction card.

We are not householding with respect to this Proxy Statement for those shareholders who hold their shares directly in their own names. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Notice and, if requested, Proxy Statement for your respective accounts, then please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536.

If your household received a single Notice and, if requested, Proxy Statement, but you would like to receive your own copy, please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536, and we will promptly send you a copy. Although not initiated by the Company, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding the Notice and, if requested, the Proxy Statement for those shareholders. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single copy of the Notice and, if requested, Proxy Statement, please contact ADP Investor Communication Services at 800-542-1061 and inform them of your request, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement are available at www.proxyvote.com and on the Company's website at ir.janus.com in the "Documents" subsection under "SEC Filings."

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000199467_1 R1.0.0.51160 JANUS CAPITAL GROUP INC. 151 DETROIT STREET DENVER, CO 80206 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern time on April 23, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern time on April 23, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Timothy K. Armour 02 G. Andrew Cox 03 Jeffrey J. Diermeier 04 Eugene Flood, Jr. 05 J. Richard Fredericks 06 Deborah R. Gatzek 07 Seiji Inagaki 08 Lawrence E. Kochard 09 Glenn S. Schafer 10 Richard M. Weil The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Ratification of the Audit Committee's appointment of Deloitte and Touche LLP as the Company's independent auditor for fiscal year 2014. 3. Approval of our named executive officers' compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000199467_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . JANUS CAPITAL GROUP INC. Annual Meeting of Shareholders April 24, 2014 10:00 AM This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Richard M. Weil and Bruce L. Koepfgen, and each acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments or postponements. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side